PROSPECTUS SUPPLEMENT

(To prospectus dated September 7, 2007)

Filed pursuant to Rule 424(b)(2)

Registration Statement No.: 333-145919

CALCULATION OF REGISTRATION FEE

Title of each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Unit	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
6.5% Mandatory Convertible Preferred Stock, par value $0.25 per share(1)	2,012,500(2)	$100	$201,250,000	$6,178.38(3)(4)

(1)	Including an indeterminate number of shares of common stock issuable upon conversion of or as a dividend on the 6.5% Mandatory Convertible Preferred Stock. No separate consideration will be received upon the issuance of any shares of common stock issuable upon conversion of or as a dividend on the 6.5% Mandatory Convertible Preferred Stock.

(2)	Includes 262,500 shares of the 6.5% Mandatory Convertible Preferred Stock issuable upon exercise of the underwriters’ over-allotment option.

(3)	Calculated in accordance with Rule 457(r), payable in connection with the offering of the 6.5% Mandatory Convertible Preferred Stock pursuant to this prospectus supplement.

(4)	Pursuant to Rule 457(p) under the Securities Act of 1933, unused filing fees of $32,367.50 have already been paid with respect to unsold securities that were previously registered pursuant to a Registration Statement on Form S-3 (Statement No. 333-126362) filed by the registrant on July 1, 2005, and have been carried forward to the Registration Statement of which this Prospectus Supplement and the accompanying Prospectus forms a part. Of those fees, $6,178.38 offsets the registration fee due for this offering, and $26,189.12 remains available for future registration fees. No additional registration fee has been paid with respect to this offering.

1,750,000 Shares

6.5% Mandatory Convertible Preferred Stock

We are offering 1,750,000 shares of our 6.5% mandatory convertible preferred stock.

Dividends on our mandatory convertible preferred will be payable on a cumulative basis when, as and if declared by our board of directors at an annual rate of 6.5% per share on the liquidation preference of $100 per share. We will pay dividends in cash, common stock or a combination thereof, on January 1, April 1, July 1 and October 1 of each year to and including January 1, 2011, commencing on April 1, 2008.

Each share of our mandatory convertible preferred stock will automatically convert on January 1, 2011, into between 8.4502 and 10.3093 shares of our common stock, subject to anti-dilution adjustments. At any time prior to January 1, 2011, holders may elect to convert each share of our mandatory convertible preferred stock into shares of common stock at the minimum conversion rate of 8.4502 shares of common stock per share of mandatory convertible preferred stock, subject to anti-dilution adjustments. At any time prior to July 1, 2008, we may, at our option, cause the conversion of all, but not less than all, of our mandatory convertible preferred stock into shares of common stock at the provisional conversion rate described herein, provided, however, that, we may not elect to exercise our provisional conversion right if, on or prior to July 1, 2008, we have completed a material transaction involving the acquisition of assets or a business with a purchase price of $100 million or more. In the event of a cash acquisition of us (as described herein), under certain circumstances the conversion rate will be adjusted during the cash acquisition conversion period.

Prior to this offering, there has been no public market for the mandatory convertible preferred stock. We intend to apply to have the mandatory convertible preferred stock listed on the New York Stock Exchange under the symbol “HL PrC.” If this application is approved, trading of the mandatory convertible preferred stock on the New York Stock Exchange is expected to begin within 30 days following initial delivery of the shares of the mandatory convertible preferred stock. Our common stock is listed on the New York Stock Exchange under the symbol “HL.” The last reported sale price of the common stock on the New York Stock Exchange on December 12, 2007 was $9.70 per share.

Investing in shares of the mandatory convertible preferred stock involves risks. See “ Risk Factors” beginning on page S-8.

	Per Share	Total
Public offering price	$100.00	$175,000,000
Underwriting discount	$3.00	$5,250,000
Proceeds, before expenses, to Hecla Mining Company	$97.00	$169,750,000

The underwriters may also purchase up to an additional 262,500 shares of mandatory convertible preferred stock from us at the initial price to the public, less the underwriting discount, within 30 days from the date of this prospectus supplement to cover overallotments.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if the prospectus or this prospectus supplement is truthful or complete. Any representation to the contrary is a criminal offense.

The underwriters expect to deliver the shares of mandatory convertible preferred stock against payment in New York, New York on or about December 18, 2007.

Merrill Lynch & Co.	JPMorgan

BMO Capital Markets

CIBC World Markets

Macquarie Capital Markets North America Ltd.

RBC Capital Markets

Scotia Capital

The date of this prospectus supplement is December 12, 2007.

You should rely only on the information contained in or incorporated by reference in this prospectus supplement and the accompanying prospectus. We have not authorized anyone to provide you with different information. We are not making an offer of these securities in any jurisdiction where the offer is not permitted. You should not assume that the information contained in this prospectus supplement and the accompanying prospectus is accurate as of any date other than the date on the front of this prospectus supplement. Information in this prospectus supplement updates and modifies the information in the accompanying prospectus.

This prospectus supplement and accompanying prospectus are only being distributed to and are only directed at (1) persons who are outside the United Kingdom or (2) investment professionals falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 (the “Order”) or (3) high net worth entities, and other persons to whom they may lawfully be communicated, falling within Article 49(2)(a) to (d) of the Order (all such persons together being referred to as “relevant persons”). The securities are only available to, and any invitation, offer or agreement to subscribe, purchase or otherwise acquire the securities will be engaged in only with, relevant persons. Any person who is not a relevant person should not act or rely on this prospectus supplement or the accompanying prospectus.

To the extent that the offer of the securities is made in any Member State of the European Economic Area that has implemented the Prospectus Directive (each, a “Relevant Member State”) before the date of publication of a prospectus in relation to the securities that has been approved by the competent authority in that Relevant Member State or, where appropriate, approved in another Relevant Member State that has notified to the competent authority in that Relevant Member State, all in accordance with the Prospectus Directive, the offer (including any offer pursuant to this prospectus supplement and the accompanying prospectus) is only addressed to qualified investors in that Relevant Member State within the meaning of the Prospectus Directive or has been or will be made in circumstances that do not require us to publish a prospectus pursuant to Article 3 of the Prospectus Directive. For purposes of this provision, the expression “Prospectus Directive” means Directive 2003/71/EC together with any applicable implementing measures in each Relevant Member State.

TABLE OF CONTENTS

Prospectus Supplement

Prospectus

i

ABOUT THIS PROSPECTUS SUPPLEMENT

This prospectus supplement and the accompanying prospectus are part of a registration statement on Form S-3 (File No. 333-145919) that we filed with the Securities and Exchange Commission (“SEC”) utilizing an automatic shelf registration process and that became effective on September 7, 2007. Under this shelf registration process we will sell our mandatory convertible preferred stock, par value $0.25 per share (“Preferred Stock”), and shares of our common stock issuable upon conversion thereof or upon payment of dividends with respect thereto, of which this offering is a part.

This document is in two parts. The first part is this prospectus supplement, which describes the terms of this offering of our Preferred Stock and also adds, updates and changes information contained in the accompanying prospectus and the documents incorporated by reference. The second part is the prospectus, which gives more general information, some of which may not apply to this offering of Preferred Stock. To the extent the information contained in this prospectus supplement differs or varies from the information contained in the accompanying prospectus or any document incorporated by reference, the information in this prospectus supplement shall control. You should read both this prospectus supplement and the accompanying prospectus as well as the additional information described under “Where You Can Find More Information” on page S-56 of this prospectus supplement before investing in our Preferred Stock.

Unless otherwise stated, information in this prospectus supplement assumes the underwriters will not exercise their over-allotment option to purchase up to 262,500 shares of our Preferred Stock.

INFORMATION REGARDING FORWARD-LOOKING STATEMENTS

Some of the statements included in this prospectus and the other public filings incorporated by reference herein constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements are statements of expectations, beliefs, plans, objectives, assumptions or future events or performance. Words or phrases such as “may,” “will,” “could,” “anticipate,” “believe,” “should,” “estimate,” “expect,” “intend,” “plan,” “predict,” “project,” “will likely result,” “will continue,” or similar expressions identify forward-looking statements.

Forward-looking statements are not guarantees of future performance and involve risks and uncertainties that could cause actual results or outcomes to differ materially from those expressed. Our expectations, beliefs and projections are expressed in good faith and are believed by us to have a reasonable basis including, without limitation, management’s examination of historical operating trends, data contained in records and other data available from third parties, but there can be no assurance that our expectations, beliefs or projections will be achieved or accomplished.

In addition to other factors and matters discussed elsewhere in this prospectus or incorporated by reference, some important factors that could cause our actual results or outcomes to differ materially from those discussed in forward-looking statements include:

•	metals prices and price volatility;

•	amount of metals production;

•	costs of production;

•	mining risks and hazards;

•	risks inherent in foreign operations;

•	remediation, reclamation, and environmental costs;

ii

•	the results or settlements of pending litigation;

•	cash flow;

•	currency fluctuations and currency exchange regulations;

•	reserve estimates;

•	project development risks;

•	changes in, and compliance with, environmental laws and policies;

•	financial or regulatory accounting principles or policies imposed by governing bodies;

•	our ability to obtain financing for working capital, construction costs and the repayment of any future maturing debt;

•	capital market conditions, including interest rate fluctuations and capital availability;

•	new federal, state and local laws that could have adverse effects on operating results;

•	legal and regulatory proceedings and issues;

•	the impact of any acquisitions or dispositions of operations, assets, entities, or mining properties;

•	employee workforce factors, including strikes, work stoppages and the loss of key executives; and

•	general political, economic and financial market conditions.

Any forward-looking statement speaks only as of the date on which such statement is made, and, except as required by law, we undertake no obligation to update any forward-looking statement to reflect events or circumstances after the date on which such statement is made or to reflect the occurrence of unanticipated events. New factors emerge from time to time and it is not possible for management to predict all such factors, nor can it assess the impact of any such factor on the business or the extent to which any factor, or combination of factors, may cause results to differ materially from those contained in any forward-looking statement.

iii

PROSPECTUS SUPPLEMENT SUMMARY

This summary highlights selected information about us. This summary is not complete and does not contain all of the information that may be important to you. For a more complete understanding of us you should read carefully this entire prospectus supplement and the related prospectus, including the “Risk Factors” section and the other documents we refer to and incorporate by reference. Unless otherwise indicated, or the context otherwise requires, “we,” “us,” “our” or “Hecla” in this prospectus supplement refer to Hecla Mining Company and its subsidiaries and “Preferred Stock” refers to the shares of our mandatory convertible preferred stock, par value $0.25 per share, offered by this prospectus supplement.

Hecla Mining Company

Hecla Mining Company has provided precious and base metals to the U.S. economy and the worldwide economy since its incorporation in 1891. We discover, acquire, develop, produce, and market silver, gold, lead and zinc. In doing so, we intend to manage our business activities in a safe, environmentally responsible and cost-effective manner.

We produce both metal concentrates, which we sell to custom smelters, and unrefined gold bullion bars (doré), which may be sold as doré or further refined before sale to precious metals traders. We are organized and managed into four segments that encompass our operating units and significant exploration interests:

•	The Lucky Friday unit;

•	The Greens Creek unit;

•	The La Camorra unit and various exploration activities in Venezuela; and

•	The San Sebastian unit and various exploration activities in Mexico.

The map below shows the locations of our operating units and our exploration projects, as well as our corporate offices located in Coeur d’Alene, Idaho and Vancouver, British Columbia.

Our current business strategy is to focus our financial and human resources on:

•	Expanding our proven and probable reserves, and production capacity, at operating or formerly-operating properties;

•

Investing in the next generation of new exploration projects in the vicinities of four world-class mining districts we believe to be under-explored and under-invested, which are: (1) North Idaho’s Silver Valley in the historic Coeur d’Alene Mining District, (2) the world’s most prolific silver-producing district near Durango, Mexico, (3) Alaska’s Admiralty Island located offshore of Juneau, and (4) the geologically rich gold mining region in eastern Venezuela; and

•	Seeking opportunities to capitalize on the recent increase in investment in mining properties and companies through acquisition.

We believe our growth plans are credible due to our financial capability, which includes:

•	The net proceeds from this offering, which are expected to be $169.3 million ($194.7 million if the underwriters exercise their option to purchase additional shares of Preferred Stock in full);

•	A cash balance of $120.9 million and current investments of $73.9 million at September 30, 2007;

•

An effective shelf registration statement on file with the Securities and Exchange Commission that allows us to issue up to $175.0 million in common stock and warrants in connection with business combination transactions; and

•	A $30.0 million revolving credit agreement, with no amount outstanding as of the date of this prospectus supplement.

For the third quarter and first nine months of 2007, we recorded income applicable to common stockholders of $12.3 million and $44.6 million ($0.10 and $0.37 per common share, respectively).

Corporate Information

We are incorporated under the laws of the State of Delaware with our principal executive offices located at 6500 N. Mineral Drive, Suite 200, Coeur d’Alene, Idaho 83815-9408. Our telephone number is (208) 769-4100. Our web site address is www.hecla-mining.com. The information available on or through our website is not part of this prospectus supplement or the accompanying prospectus.

The Offering

Issuer	Hecla Mining Company

Securities Offered	1,750,000 shares of our mandatory convertible preferred stock (plus 262,500 additional shares if the underwriters exercise their overallotment option in full).

Initial Offering Price	$100 per share of Preferred Stock.

Overallotment Option

To the extent the underwriters sell more than 1,750,000 shares of our Preferred Stock, the underwriters have the option to purchase up to 262,500 additional shares of our Preferred Stock from us at the initial offering price, less underwriting discounts and commissions, within 30 days from the date of this prospectus supplement.

Dividends

6.5% of the liquidation preference of $100 per share of our Preferred Stock per year. Dividends will accumulate from the date of issuance and, to the extent that we are legally permitted to pay dividends and our board of directors, or an authorized committee of our board of directors, declares a dividend payable, we will pay dividends in cash or, subject to certain limitations, in shares of our common stock or a combination of cash and shares of our common stock, as determined by us in our sole discretion (subject to the share cap (defined below)) on each dividend payment date. The expected dividend payable on the first dividend payment date is $1.8597 per share. Each subsequent dividend is expected to be $1.6250 per share. See “Description of Our Mandatory Convertible Preferred Stock — Dividends.”

Dividend Payment Dates

January 1, April 1, July 1 and October 1 of each year (or the following business day if such date is not a business day) prior to the mandatory conversion date, commencing on April 1, 2008, and ending on the mandatory conversion date.

Mandatory Conversion Date	January 1, 2011.

Mandatory Conversion	On the mandatory conversion date, each share of our Preferred Stock will automatically convert into shares of our common stock based on the conversion rate as described below.

Holders of Preferred Stock on the mandatory conversion date will have the right to receive the dividend due on such date, including any accumulated and declared and unpaid dividends on the Preferred Stock as of the mandatory conversion date (other than previously declared dividends on the Preferred Stock payable to holders of record as of a prior date). If on the mandatory conversion date we have not declared all or any portion of the accumulated and unpaid dividends payable on such date, the conversion rate will be adjusted so that holders receive an additional number of shares of common stock equal to the amount of accumulated and unpaid dividends that have not been declared (the “additional conversion amount”) divided by the “applicable market value” (as defined below) of our common stock; provided, however, that in no event will we increase the number of shares of our common stock to be issued in excess of a number equal to the total dividend payment divided by $3.395, which amount represents approximately 35% of the initial price (as defined below), subject to adjustment in the same manner as each fixed conversion rate (as defined below) as set forth under “Description of Our Mandatory Convertible Preferred Stock — Anti-dilution Adjustments.” We refer to this provision as the “share cap.” To the extent that we do not deliver any or all additional shares as a result of the share cap, we will not pay the remaining additional conversion amount in cash.

Conversion Rate

The conversion rate for each share of the Preferred Stock will be not more than 10.3093 shares of common stock and not less than 8.4502 shares of common stock (each, a “fixed conversion rate”), depending on the applicable market value of our common stock, as described below. The “applicable market value” of our common stock is equal to the average of the closing prices per share of our common stock over the 20 consecutive trading day period ending on the third trading day immediately preceding the mandatory conversion date or the provisional conversion date (as defined below), as applicable. It will be calculated as described under “Description of Our Mandatory Convertible Preferred Stock — Mandatory Conversion.” Each fixed conversion rate is subject to certain adjustments, as described under “Description of Our Mandatory Convertible Preferred Stock — Anti-dilution Adjustments.” The following table illustrates the conversion rate per share of the Preferred Stock subject to certain anti-dilution adjustments described under “Description of Our Mandatory Convertible Preferred Stock — Anti-dilution Adjustments.”

Applicable Market Value on	Conversion Rate
less than $9.70	10.3093

less than or equal to $11.83 but equal to or greater than $9.70	$100.00 divided by the applicable market value

greater than $11.83	8.4502

Optional Conversion

At any time prior to January 1, 2011, you may elect to convert your shares of our Preferred Stock, in whole or in part, at the minimum conversion rate of shares of common stock for each share of Preferred Stock. This conversion rate is subject to certain adjustments as described under “Description of Our Mandatory Convertible Preferred Stock — Anti-dilution Adjustments.”

In addition to the number of shares of common stock issuable upon conversion of each share of Preferred Stock at the option of the holder on the effective date of any early conversion (which we refer to as the “early conversion date”), each converting holder will have the right to receive an amount equal to all accumulated and declared and unpaid dividends on such converted share(s) of Preferred Stock for all prior dividend periods ending on or prior to the dividend payment date immediately preceding the early conversion date (other than previously declared dividends on our Preferred Stock payable to holders of record as of a prior date). If on the early conversion date we have not declared all or any portion of the accumulated and unpaid dividends payable for such prior dividend periods, the conversion rate will be adjusted so that holders receive the additional conversion amount divided by the average of the closing prices of our common stock over the 20 consecutive trading day period ending on the third trading day immediately preceding the early conversion date of our common stock; provided, however, that in no event will we increase the number of shares of our common stock to be issued in excess of the share cap. To the extent that we do not deliver any or all additional shares as a result of the share cap, we will not pay the remaining additional conversion amount in cash.

Provisional Conversion at Our

Option

At any time on or prior to July 1, 2008, we may, at our option, cause the conversion of all, but not less than all, the outstanding shares of Preferred Stock into a number of shares of common stock equal to the provisional conversion rate (as defined below); provided, however, that we may not elect to exercise our provisional conversion right if, on or prior to July 1, 2008, we have completed a material transaction involving the acquisition of assets or a business with a purchase price of $100 million or more. We may elect to exercise our provisional conversion right only if, in addition to issuing the number of shares of our common stock equal to the provisional conversion rate, we are then legally permitted to, and do, pay holders of the Preferred Stock an amount in cash equal to all accumulated and unpaid dividends (whether or not declared) on the Preferred Stock for the then-current dividend period ending on the provisional conversion date and all prior dividend periods (other than previously declared dividends on the Preferred Stock payable to holders of record as of a prior date). We may elect to deliver, in lieu of shares of our common stock upon conversion, cash or a combination of cash and shares of our common stock, as determined by us in our sole discretion.

Provisional Conversion Rate

The provisional conversion rate will be a number of shares of common stock per share of Preferred Stock determined by reference to the table set forth under “Description of Our Mandatory Convertible Preferred Stock — Provisional Conversion at Our Option” and is based on the applicable market value, which will be adjusted as of any date on which the fixed conversion rates of the Preferred Stock are adjusted. The provisional conversion rate will be subject to adjustment in the same manner as each fixed conversion rate as set forth under “Description of Our Mandatory Convertible Preferred Stock — Anti-dilution Adjustments.”

Conversion at the Option of the Holder Upon Cash Acquisition; Cash Acquisition Make-Whole Amount	If we are the subject of specified cash acquisitions on or prior to January 1, 2011, under certain circumstances, holders of the Preferred

Stock will have the right to convert their shares of Preferred Stock, in whole or in part, into shares of common stock at the “cash acquisition conversion rate.” The applicable conversion rate will be determined based on the effective date of the cash acquisition transaction and the price paid per share of our common stock in such transaction. Holders who convert shares of our Preferred Stock pursuant to a specified cash acquisition will also receive (1) accumulated and declared and unpaid dividends on their shares of our Preferred Stock (other than previously declared dividends payable to holders on a prior record date), (2) a cash acquisition dividend make-whole amount equal to the present value of all remaining dividend payments on their Preferred Stock from the effective date of the transaction to, but excluding, the mandatory conversion date and (3) to the extent that on the effective date of the conversion we have not declared any or all of the accumulated and unpaid dividends payable on such date, an adjustment in the conversion rate. To the extent that we do not deliver any or all additional shares resulting from the adjustment in the conversion rate as a result of the share cap, we will not pay the remaining additional conversion amount in cash. See “Description of Our Mandatory Convertible Preferred Stock — Conversion at the Option of the Holder; Cash Acquisition Dividend Make-Whole Amount.”

Anti-Dilution Adjustments

The formula for determining the conversion rate and the number of shares of common stock to be delivered upon conversion may be adjusted in the event of, among other things, (1) dividends or distributions of shares of our common stock, (2) certain distributions of common stock, rights or warrants to purchase our common stock, (3) subdivisions or combinations of our common stock, (4) certain distributions of capital stock, securities, cash or other assets, or spin-offs, (5) distributions of cash (excluding certain specified distributions) and (6) certain self-tender or exchange offers for our common stock. See “Description of Our Mandatory Convertible Preferred Stock — Anti-dilution Adjustments.”

Liquidation Preference	$100 per share of Preferred Stock, plus an amount equal to the sum of all accrued, cumulated and unpaid dividends.

Voting Rights

Holders of Preferred Stock will not be entitled to any voting rights, except as required by Delaware law and as described under “Description of Our Mandatory Convertible Preferred Stock — Voting Rights.”

Ranking	The Preferred Stock will rank with respect to dividend rights and rights upon our liquidation, winding-up or dissolution:

•

senior to our Series A junior participating preferred stock (none of which is outstanding) and all of our common stock and to each other class of capital stock established in the future unless the terms of that stock expressly provide that it ranks senior to, or on a parity with, the Preferred Stock;

•

on a parity with our Series B cumulative convertible preferred stock and any of our capital stock established in the future the terms of which expressly provide that it will rank on a parity with the Preferred Stock;

•	junior to all of our capital stock established in the future the terms of which expressly provide that such stock will rank senior to the Preferred Stock; and

•	junior to all of our existing and future indebtedness.

In addition, the Preferred Stock, with respect to dividend rights or rights upon our liquidation, winding-up or dissolution, will be structurally subordinated to existing and future indebtedness and other obligations of our subsidiaries.

Use of proceeds	We estimate that the net proceeds from this offering, after deducting estimated fees and expenses and underwriting discounts and commissions, will be approximately $169.3 million ($194.7 million if the underwriters exercise their option to purchase additional shares of Preferred Stock in full).

We intend to use the net proceeds from this offering for general corporate purposes, including acquisitions of other businesses, securities, assets, properties or mining projects, claims or interests.

Listing

We intend to apply to have the Preferred Stock listed on the New York Stock Exchange under the symbol “HL PrC”. If the listing application is approved, trading of the Preferred Stock on the New York Stock Exchange is expected to begin within 30 days following initial delivery of the shares of Preferred Stock. Our common stock is listed on the New York Stock Exchange under the symbol “HL.” Our Series B preferred stock is listed on the New York Stock Exchange under the symbol “HL PrB.”

Risk factors

An investment in the Preferred Stock involves a significant degree of risk. We urge you to carefully consider all of the information described in the section entitled “Risk Factors” beginning on page S-8.

RISK FACTORS

An investment in our Preferred Stock and common stock involves a high degree of risk. You should carefully consider the risks described below, as well as the other information included or incorporated by reference in this prospectus supplement, before making an investment decision. Our business, financial condition, results of operations and cash flows could be materially adversely affected by any of these risks. The market or trading price of our securities could decline due to any of these risks. In addition, please read “Information Regarding Forward-Looking Statements” in this prospectus supplement, where we describe additional uncertainties associated with our business and the forward-looking statements included or incorporated by reference in this prospectus supplement. Please note that additional risks not presently known to us or that we currently deem immaterial may also impair our business and operations.

Financial Risks

We have a history of losses that may continue in the future.

Although we reported net income for the nine months ended September 30, 2007, of $45.0 million and for the year ended December 31, 2006, of $69.1 million, for the years ended December 31, 2005 and 2004, we reported net losses of $25.4 million and $6.1 million, respectively.

Many of the factors affecting our operating results are beyond our control, including the volatility of metals prices; interest rates; global or regional political or economic policies; inflation; developments and crises; governmental regulations; continuity of orebodies; and speculation and sales by central banks and other holders and producers of gold and silver in response to these factors. We cannot foresee whether our operations will continue to generate sufficient revenue in order for us to generate net cash from operating activities. There can be no assurance that we will not experience net losses in the future.

A substantial or extended decline in metals prices would have a material adverse effect on us.

The majority of our revenue is derived from the sale of silver, gold, lead and zinc and, as a result, our earnings are directly related to the prices of these metals. Silver, gold, lead and zinc prices fluctuate widely and are affected by numerous factors, including:

•	Speculative activities;

•	Relative exchange rates of the U.S. dollar;

•	Global and regional demand and production; and

•	Political and economic conditions.

These factors are largely beyond our control and are difficult to predict. If the market prices for these metals fall below our production or development costs for a sustained period of time, we will experience losses and may have to discontinue exploration, development or operations, or incur asset write-downs at one or more of our properties.

The following table sets forth the average daily closing prices of the following metals for 1995, 2001 and each year thereafter through 2006, and for the first 11 months of 2007.

	11/30/2007	2006	2005	2004	2003	2002	2001	1995
Silver(1) (per oz.)	$13.31	$11.57	$7.31	$6.66	$4.88	$4.60	$4.37	$5.20
Gold (2) (per oz.)	$686.98	$604.34	$444.45	$409.21	$363.51	$309.97	$272.00	$384.16
Lead (3) (per lb.)	$1.17	$0.58	$0.44	$0.40	$0.23	$0.21	$0.22	$0.29
Zinc (4) (per lb.)	$1.51	$1.49	$0.63	$0.48	$0.38	$0.35	$0.40	$0.47

(1)	London Fix
(2)	London Final
(3)	London Metals Exchange — Cash
(4)	London Metals Exchange — Special High Grade — Cash

On December 10, 2007, the closing prices for silver, gold, lead and zinc were $14.38 per ounce, $809.50 per ounce, $1.16 per pound and $1.09 per pound, respectively.

Hedging activities could expose us to losses.

We periodically enter into hedging activities, such as forward sales contracts and commodity put and call option contracts, to manage the metals prices received on our products and in an attempt to insulate our operating results from declines in those prices. However, hedging may prevent us from realizing possible revenues in the event that the market price of a metal exceeds the price stated in a forward sale or call option contract. In addition, we may experience losses if a counterparty fails to purchase under a contract when the contract price exceeds the spot price of a commodity.

Our costs are subject to currency fluctuations.

Our products are sold in world markets in United States dollars, although a portion of our operating expenses are incurred in local currencies, primarily the Venezuelan Bolívar. Foreign exchange fluctuations may materially increase our production costs, future exploration activities and costs of capital.

Our profitability could be affected by the prices of other commodities.

Our business activities are highly dependent on the costs of commodities such as fuel, steel and cement. The recent prices for such commodities have significantly increased and have increased our costs of production and development. A material increase in costs at any of our operating properties could have a significant effect on our profitability.

Failure to comply with debt covenants could adversely affect our financial results or condition.

In September 2005, we entered into a $30.0 million revolving credit agreement that includes various covenants and other limitations related to our indebtedness and investments that require us to maintain customary measures of financial performance. At December 12, 2007, we did not have an outstanding balance under the credit agreement and were in compliance with our covenants. We believe we will be able to comply with such requirements in the future, although failure to do so could adversely affect our results or financial condition and may limit our ability to obtain financing.

Our accounting and other estimates may be imprecise.

Preparing financial statements requires management to make estimates and assumptions that affect the reported amounts and related disclosure of assets, liabilities, revenue and expenses at the date of the consolidated financial statements and reporting periods. The more significant areas requiring the use of management assumptions and estimates relate to:

•	Mineral reserves that are the basis for future cash flow estimates and units-of-production depreciation, depletion and amortization calculations;

•	Future metals prices;

•	Environmental, reclamation and closure obligations;

•	Asset impairments, including long-lived assets and investments;

•	Reserves for contingencies and litigation; and

•	Deferred tax asset valuation allowance.

Actual results may differ materially from these estimates using different assumptions or conditions.

Operation, Development and Exploration Risks

Our foreign operations are subject to additional inherent risks.

We currently conduct significant mining operations and exploration projects in Venezuela and Mexico. We anticipate that we will continue to conduct significant operations in these and possibly other international locations in the future. Because we conduct operations internationally, we are subject to political and economic risks such as:

•	The effects of local political, labor and economic developments and unrest;

•	Significant or abrupt changes in the applicable regulatory or legal climate;

•	Exchange controls and export or sale restrictions;

•	Expropriation or nationalization of assets with inadequate compensation;

•	Currency fluctuations and repatriation restrictions;

•	Invalidation of governmental orders, permits, or agreements;

•	Renegotiation or nullification of existing concessions, licenses, permits and contracts;

•	Recurring tax audits and delays in processing tax credits or refunds;

•	Corruption, demands for improper payments, expropriation, and uncertain legal enforcement and physical security;

•	Disadvantages of competing against companies from countries that are not subject to U.S. laws and regulations;

•	Fuel or other commodity shortages;

•	Illegal mining;

•	Laws or policies of foreign countries and the United States affecting trade, investment and taxation;

•	Civil disturbances, war and terrorist actions; and

•	Seizures of assets.

Consequently, our exploration, development and production activities outside of the United States may be substantially affected by factors beyond our control, any of which could materially adversely affect our financial condition or results of operations.

Political, social and regulatory change in Venezuela may adversely affect us.

The success of our La Camorra unit is dependent on the political, social and regulatory stability of Venezuela. We believe we will be able to manage and operate the La Camorra unit and related exploration projects successfully. However, we face continued uncertainty in Venezuela relating to political, regulatory, legal enforcement, security and economic matters, exportation and exchange controls, and the possible effects of all of these uncertainties on our operations. Risks due to changes in policy or demands of governmental agencies or their officials, litigation, labor stoppages, industry nationalization, seizures of assets, relationships with small mining groups in the vicinity of our mining operations and the impact on commodities necessary to operate, mean there can be no assurance we will be able to operate without interruptions to our operations.

Any such factors or occurrences may have a material adverse effect on our financial results or condition. Specifically, we are currently subject to the following business risks in Venezuela:

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By letter dated October 15, 2007 the Company’s subsidiary, Minera Hecla Venezolana, C.A. (“MHV”), received notice from the Venezuelan Ministry for Basic Industries and Mining that it would commence administrative proceedings that it said could lead to the revocation of MHV’s La Camorra concession (“Notice”). The Notice said it was based upon the alleged exhaustion of the gold reserves at the La Camorra concession and upon the alleged non-payment of an extraction tax. Hecla has ongoing mining operations at Mina Isidora that process ore at the La Camorra mill and has had, and plans to continue to have, independent contractors that extract ore from the La Camorra concession. If the La Camorra concession were revoked, we may face additional costs or asset write-downs. For example, we have property, plant, and equipment with book values at our La Camorra concession. Fixed assets with a book value totaling approximately $5.8 million at September 30, 2007 may require write-down. In addition, we would need to process the ore mined at our Mina Isidora mine at a different facility. While milling capacity exists with other mining companies in the vicinity of Mina Isidora, we could incur additional costs for tolling our ore as opposed to hauling it to our La Camorra mill for processing. The company has not determined how much, if any, additional cost would be incurred. We plan to contest the Notice vigorously, however, there can be no assurance that will prevail.

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In January 2007, the Venezuelan government announced its intentions to nationalize certain strategic sectors, including petroleum and communications, now owned by private entities. There has been no announced determination that the mining industry in Venezuela will be considered for nationalization, however, there can be no assurance that our operations in Venezuela will not be affected by the actions of the government in this capacity.

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A fixed exchange rate of Venezuelan currency with the U.S. dollar, which has impacted our costs and operating cash flows. A recently enacted Criminal Exchange Law imposes strict sanctions, both criminal and economic, for currency exchanges outside the officially designated methods or for obtaining foreign currency under false pretenses.

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The Venezuelan government announced its intention to rescind inactive, non-compliant mining concessions and created a state agency that is responsible for exploration, exploitation, processing and industrialization of gold and other minerals in Venezuela.

•	Venezuela has had high levels of inflation in the recent past. Continued or increased inflation there could increase the prices we pay for products and services, including wages for our employees.

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The Venezuelan Criminal Exchange Law limits our ability to convert Bolívares to dollars at the official exchange rate of Bolívares 2,150 to $1.00, as approvals for foreign currency exchange are limited. Movement of funds from Venezuela to the U.S. generally involves conversion via legal swap of financial instruments at an open market exchange rate much higher than the official rate, resulting in foreign exchange losses. During the first nine months of 2007, we exchanged the equivalent of $30.8 million (if measured at the official rate) for $17.5 million at the open market exchange rate, incurring foreign exchange losses for the difference. Our cash balances denominated in Bolívares in Venezuela have increased from a U.S. dollar equivalent (at the official exchange rate) of $21.6 million at December 31, 2006, to $31.2 million at September 30, 2007. Additionally, we are required to convert into Venezuelan currency the proceeds from Venezuelan export sales for the six months preceding September 30, or $8.1 million, through the first quarter of 2008. While we continue to evaluate opportunities to minimize our exposure to devaluation and foreign exchange losses, there can be no assurance that losses will not continue to be incurred on conversion of Bolívares to dollars, nor that the gap between the open market and official exchange rates will not widen. At December 11, 2007, the open market exchange rate was Bolívares 5,425 to $1.00.

Our development of new orebodies and other capital costs may cost more and provide less return than we estimated.

Capitalized development projects may cost more and provide less return than we estimate. If we are unable to realize a return on these investments, we may incur a related asset write-down that could adversely affect our financial results or condition.

Our ability to sustain or increase our current level of production of metals partly depends on our ability to develop new orebodies and/or expand existing mining operations. Before we can begin a development project, we must first determine whether it is economically feasible to do so. This determination is based on estimates of several factors, including:

•	Ore reserves;

•	Expected recovery rates of metals from the ore;

•	Future metals prices;

•	Facility and equipment costs;

•	Availability of affordable sources of power and adequacy of water supply;

•	Exploration and drilling success;

•	Capital and operating costs of a development project;

•	Environmental considerations and permitting;

•	Adequate access to the site, including competing land uses (such as agriculture and illegal mining);

•	Currency exchange and repatriation risks;

•	Applicable tax rates;

•	Foreign currency fluctuation and inflation rates;

•	Political risks and regulatory climate in the foreign countries in which we operate; and

•	Availability of financing.

These estimates are based on geological and other interpretive data, which may be imprecise. As a result, actual cash operating costs and returns from a development project may differ substantially from our estimates and as such it may not be economically feasible to continue with a development project.

Our ore reserve estimates may be imprecise.

Our ore reserve figures and costs are primarily estimates and are not guarantees that we will recover the indicated quantities of these metals. You are strongly cautioned not to place undue reliance on estimates of reserves. Reserves are estimates made by our professional technical personnel, and no assurance can be given that the estimated amount of metal or the indicated level of recovery of these metals will be realized. Reserve estimation is an interpretive process based upon available data and various assumptions. Our reserve estimates, particularly those for properties that have not yet started producing, may change based on actual production experience. Further, reserves are valued based on estimates of costs and metals prices, which may not be consistent among our operating and non-operating properties. The economic value of ore reserves may be adversely affected by:

•	Declines in the market price of the various metals we mine;

•	Increased production or capital costs;

•	Reduction in the grade or tonnage of the deposit;

•	Increase in the dilution of the ore; and

•	Reduced recovery rates.

Short-term operating factors relating to our ore reserves, such as the need to sequentially develop orebodies and the processing of new or different ore grades, may adversely affect our cash flow. We may use forward sales contracts and other hedging techniques to partially offset the effects of a drop in the market prices of the metals we mine. However, if the prices of metals that we produce decline substantially below the levels used to calculate reserves for an extended period, we could experience:

•	Delays in new project development;

•	Net losses;

•	Reduced cash flow;

•	Reductions in reserves; and

•	Write-downs of asset values.

Efforts to expand the finite lives of our mines may not be successful, which could hinder our growth and decrease the value of our stock.

One of the risks we face is that our mines have a relatively small amount of proven and probable reserves, primarily because we have low volume, underground operations. Thus, we must continually replace depleted ore reserves. Our ability to expand or replace ore reserves primarily depends on the success of our exploration program. Mineral exploration, particularly for silver and gold, is highly speculative and expensive. It involves many risks and is often nonproductive. Even if we believe we have found a valuable mineral deposit, it may be several years before production is possible. During that time, it may become no longer feasible to produce those minerals for economic, regulatory, political or other reasons. As a result of high costs and other uncertainties, we may not be able to expand or replace our existing ore reserves as they are depleted, which would adversely affect our business and financial position in the future.

Our joint development and operating arrangements may not be successful.

It is possible we will enter into other joint venture arrangements in the future in order to share the risks and costs of developing and operating properties, similar to our joint venture arrangements related to the Greens Creek unit. In a typical joint venture arrangement, the partners own a proportionate share of the assets, are entitled to indemnification from each other and are only responsible for any future liabilities in proportion to their interest in the joint venture. If a party fails to perform its obligations under a joint venture agreement, we could incur liabilities and losses in excess of our pro-rata share of the joint venture.

We face inherent risks in acquisitions of other mining companies or properties that may adversely impact our growth strategy.

Mines have limited lives, which is an inherent risk in acquiring mining properties. We are actively seeking to expand our mineral reserves by acquiring other mining companies or properties. Although we are pursuing opportunities that we feel are in the best interest of our investors, these pursuits are costly and often unproductive. Inherent risks in acquisitions we may undertake in the future could adversely affect our current business and financial condition and our growth.

There is a limited supply of desirable mineral lands available in the United States and foreign countries where we would consider conducting exploration and/or production activities, and any acquisition we may undertake is subject to inherent risks. In addition to the risk associated with limited mine lives, we may not realize the value of the companies or properties that are acquired due to a possible decline in metals prices, failure to obtain permits, labor problems, changes in regulatory environment, an inability to obtain financing and other factors previously described. Acquisitions of other mining companies or properties may also expose us to new geographic, political, operating, and geological risks. In addition, we face strong competition for new properties from other mining companies, some of which have greater financial resources than we do, and we may be unable to acquire attractive new mining properties on terms that we consider acceptable.

Our business depends on good relations with our employees.

We are dependent upon the ability and experience of our executive officers, managers, employees and other personnel, including those residing outside of the U.S., and there can be no assurance that we will be able to retain all of such employees. We compete with other companies both within and outside the mining industry in connection with the recruiting and retention of qualified employees knowledgeable in mining operations. Due to the relatively small size of our management team, the loss of these persons or our inability to attract and retain additional highly skilled employees could have an adverse effect on our business and future operations. Our ability to manage our costs at our La Camorra unit in Venezuela depends in part upon the success of our ability to retain a workforce that will maintain a satisfactory level of production and cost performance.

Mining accidents or other adverse events at an operation could decrease our anticipated production.

Production may be reduced below our historical or estimated levels as a result of mining accidents; unfavorable ground conditions; work stoppages or slow-downs; lower than expected ore grades; metallurgical characteristics of the ore being less economical than anticipated; or our equipment or facilities failing to operate properly or as expected.

Our operations may be adversely affected by risks and hazards associated with the mining industry that may not be fully covered by insurance.

Our business is subject to a number of risks and hazards including:

•	Environmental hazards;

•	Political and country risks;

•	Civil unrest or terrorism;

•	Industrial accidents;

•	Labor disputes or strikes;

•	Unusual or unexpected geologic formations;

•	Cave-ins;

•	Explosive rock failures; and

•	Unanticipated hydrologic conditions, including flooding and periodic interruptions due to inclement or hazardous weather conditions.

Such risks could result in:

•	Personal injury or fatalities;

•	Damage to or destruction of mineral properties or producing facilities;

•	Environmental damage;

•	Delays in exploration, development or mining;

•	Monetary losses; and

•	Legal liability.

We maintain insurance to protect against losses that may result from some of these risks at levels consistent with our historical experience, industry practice and circumstances surrounding each identified risk. Insurance against environmental risks is generally either unavailable or, we believe, too expensive for us, and, therefore, we do not maintain environmental insurance. Occurrence of events for which we are not insured may affect our cash flow and overall profitability.

Legal, Market and Regulatory Risks

We are currently involved in ongoing legal disputes that may materially adversely affect us.

There are several ongoing legal disputes in which we are involved. If any of these disputes results in a substantial monetary judgment against us, is settled on unfavorable terms or otherwise impacts our operations, our financial results or condition could be materially adversely affected. For example, we may ultimately incur environmental remediation costs substantially in excess of the amounts we have accrued and the plaintiffs in environmental proceedings may be awarded substantial damages, which costs and damages we may not be able to recover from our insurers.

We are required to obtain governmental and lessor approvals and permits in order to conduct mining operations.

In the ordinary course of business, mining companies are required to seek governmental and lessor approvals and permits for expansion of existing operations or for the commencement of new operations. Obtaining the necessary governmental permits is a complex, time-consuming and costly process. The duration and success of our efforts to obtain permits are contingent upon many variables not within our control. Obtaining environmental permits, including the approval of reclamation plans, may increase costs and cause delays depending on the nature of the activity to be permitted and the interpretation of applicable requirements implemented by the permitting authority. There can be no assurance that all necessary approvals and permits will be obtained and, if obtained, that the costs involved will not exceed those that we previously estimated. It is possible that the costs and delays associated with the compliance with such standards and regulations could become such that we would not proceed with the development or operation.

We face substantial governmental regulation and environmental risk.

Our business is subject to extensive U.S. and foreign, federal, state and local laws and regulations governing development, production, labor standards, occupational health, waste disposal, use of toxic substances, environmental regulations, mine safety and other matters. See “— Legal, Market and Regulatory Risks —Our environmental remediation obligations may exceed the provisions we have made” and “— Our foreign operations are subject to additional inherent risks.” We have been and are currently involved in lawsuits in which we have been accused of causing environmental damage or violating environmental laws, and we may be subject to similar lawsuits in the future. New legislation and regulations may be adopted at any time that result in additional operating expense, capital expenditures or restrictions and delays in the mining, production or development of our properties.

From time to time, the U.S. Congress considers proposed amendments to the General Mining Law of 1872, as amended, which governs mining claims and related activities on federal lands. There has been significant activity with respect to mining law reform in Congress during the past several years and it is not unlikely that some reform will occur. However, when it may occur and the extent of any future changes is not known and the potential impact on us as a result of U.S. Congressional action is difficult to predict. Although a majority of our existing U.S. mining operations occur on private or patented property, changes to the General Mining Law, if adopted, could adversely affect our ability to develop mineral reserves on federal lands.

See “— Operation, Development and Exploration Risks — Our foreign operations are subject to additional inherent risks” and “— Political, social and regulatory instability in Venezuela may affect us.”

Our environmental remediation obligations may exceed the provisions we have made.

We are subject to significant environmental obligations, particularly in northern Idaho. At September 30, 2007, we had accrued $109.2 million as a provision for environmental remediation, $93.2 million of which relates to our various liabilities in Idaho, and there is a significant risk that the costs of remediation could materially exceed this provision.

The titles to some of our properties may be defective or challenged.

Unpatented mining claims constitute a significant portion of our undeveloped property holdings, the validity of which could be uncertain and may be contested. Although we have conducted title reviews of our property holdings, title review does not necessarily preclude third parties from challenging our title. In accordance with mining industry practice, we do not generally obtain title opinions until we decide to develop a property. Therefore, while we have attempted to acquire satisfactory title to our undeveloped properties, some titles may be defective.

The price of our common stock has a history of volatility and could decline in the future.

Our common and preferred stocks are listed on the New York Stock Exchange. The market price for our common shares has been volatile, often based on:

•	Fluctuating proven and probable reserves;

•	Factors unrelated to our financial performance or future prospects, such as global economic developments and market perceptions of the attractiveness of particular industries;

•	Changes in metals prices, particularly gold and silver;

•	Our results of operations and financial condition as reflected in our public news releases or periodic filings with the Securities and Exchange Commission;

•	Foreign political and regulatory risk;

•	The success of our exploration program;

•	Ability to meet production estimates;

•	Environmental and legal risk;

•	The extent of analytical coverage concerning our business; and

•	The trading volume and general market interest in our securities.

The market price of our common stock at any given point in time may not accurately reflect our long-term value, and may prevent stockholders from realizing a profit on their investment.

Additional issuances of equity securities by us would dilute the ownership of our existing stockholders and could reduce our earnings per share.

We may issue equity in the future in connection with acquisitions, strategic transactions or for other purposes. Any such acquisition could be material to us and could significantly increase the size and scope of our business, including our market capitalization. We also may be required to issue additional common stock upon the conversion of our Series B cumulative convertible preferred stock. To the extent we issue any additional equity securities, the ownership of our existing stockholders would be diluted and our earnings per shares could be reduced. We currently have an effective shelf registration statement on file with the Securities and Exchange Commission that allows us to issue up to $175.0 million in common stock and warrants in connection with business combination transactions.

If a large number of shares of our common stock is sold in the public market, the sales could reduce the trading price of our common stock and impede our ability to raise future capital.

We cannot predict what effect, if any, future issuances by us of our common stock or other equity will have on the market price of our common stock. In addition, shares of our common stock that we issue in connection with an acquisition may not be subject to resale restrictions. We may issue substantial additional shares of common stock or other securities in connection with material acquisition transactions. The market price of our common stock could decline if certain large holders of our common stock, or recipients of our common stock in connection with an acquisition, sell all or a significant portion of their shares of common stock or are perceived by the market as intending to sell these shares other than in an orderly manner. In addition, these sales could also impair our ability to raise capital through the sale of additional common stock in the capital markets.

Our currently outstanding Series B preferred stock has a liquidation preference of $50 per share or $7.9 million.

If we were liquidated, holders of our Series B preferred stock would be entitled to receive approximately $7.9 million (plus any accrued and unpaid dividends) from any liquidation proceeds before holders of our common stock would be entitled to receive any proceeds. In addition, the Preferred Stock offered by this prospectus supplement will also be entitled to liquidation preference over holders of the common stock in the amount of 100.00 per share of outstanding Preferred Stock. See “Risks Relating to the Offering.”

We may not be able to pay preferred stock dividends in the future.

In July 2005, we paid outstanding dividends in arrears on our Series B preferred stock totaling approximately $2.3 million. Since July 2005, we have continued to pay regular quarterly dividends on our Series B preferred stock. The annual dividend payable on the preferred stock is currently $0.6 million. Prior to the fourth quarter of 2004, we had not declared preferred dividends since the second quarter of 2000. There can be no assurance that we will continue to pay dividends in the future.

The provisions in our certificate of incorporation, our by-laws and Delaware law could delay or deter tender offers or takeover attempts that may offer a premium for our common stock.

The provisions in our certificate of incorporation, our by-laws and Delaware law could make it more difficult for a third party to acquire control of us, even if that transaction would be beneficial to stockholders. These impediments include:

•	The classification of our board of directors into three classes serving staggered three-year terms, which makes it more difficult to quickly replace board members;

•	The ability of our board of directors to issue shares of preferred stock with rights as it deems appropriate without stockholder approval;

•	A provision that special meetings of our board of directors may be called only by our chief executive officer or a majority of our board of directors;

•	A provision that special meetings of stockholders may only be called pursuant to a resolution approved by a majority of our entire board of directors;

•	A prohibition against action by written consent of our stockholders;

•	A provision that our board members may only be removed for cause and by an affirmative vote of at least 80% of the outstanding voting stock;

•	A provision that our stockholders comply with advance-notice provisions to bring director nominations or other matters before meetings of our stockholders;

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A prohibition against certain business combinations with an acquirer of 15% or more of our common stock for three years after such acquisition unless the stock acquisition or the business combination is approved by our board prior to the acquisition of the 15% interest, or after such acquisition our board and the holders of two-thirds of the other common stock approve the business combination; and

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A prohibition against our entering into certain business combinations with interested stockholders without the affirmative vote of the holders of at least 80% of the voting power of the then outstanding shares of voting stock.

The existence of these provisions may deprive stockholders of an opportunity to sell our stock at a premium over prevailing prices. The potential inability of our stockholders to obtain a control premium could adversely affect the market price for our common stock.

Risks Related to the Offering

The market price of the Preferred Stock will be directly affected by the market price of our common stock, which may be volatile.

To the extent there is a secondary market for the Preferred Stock, we believe that the market price of the Preferred Stock will be significantly affected by the market price of our common stock. We cannot predict how our common stock will trade. This may result in greater volatility in the market price of the Preferred Stock than would be expected for nonconvertible preferred stock. From the beginning of fiscal year 2005 to December 12, 2007, the reported high and low sales prices for our common stock ranged from a low of $2.95 per share to a high of $12.57 per share. See “— Legal, Market and Regulatory Risks — The price of our common stock has a history of volatility and could decline in the future” for more information regarding factors affecting our stock price.

In addition, the stock markets in general, including the New York Stock Exchange, experience price and trading fluctuations. These fluctuations may result in volatility in the market prices of securities that could be unrelated or disproportionate to changes in operating performance. These broad market fluctuations may adversely affect the market prices of the Preferred Stock and our common stock.

Purchasers of the Preferred Stock may suffer dilution of the Preferred Stock upon the issuance of a new series of preferred stock ranking equally with the Preferred Stock.

The terms of the Preferred Stock do not restrict our ability to offer a new series of preferred stock that ranks equally with the Preferred Stock. We have no obligation to consider the interest of the holders of the Preferred Stock in engaging in any such offering or transaction.

A holder of Preferred Stock may realize some or all of a decline in the market value of the common stock.

The market value of our common stock on January 1, 2011 may be less than $9.70 per share, referred to as the initial price. If that market value is less than the initial price, then holders of the Preferred Stock will receive shares of common stock on January 1, 2011 with a market value per share of Preferred Stock that is less than the $100 liquidation preference. Accordingly, a holder of Preferred Stock assumes the entire risk that the market value of our common stock may decline. Any decline in the market value of our common stock may be substantial.

The opportunity for equity appreciation provided by an investment in the shares of the Preferred Stock is less than that provided by a direct investment in our common stock and may be limited if the market value of our common stock appreciates.

The number of shares of common stock that are issuable upon mandatory conversion on the conversion date of the Preferred Stock will decrease if the applicable market value increases to above $9.70. Therefore, the opportunity for equity appreciation provided by an investment in the Preferred Stock is less than that provided by a direct investment in our common stock. In addition, if the market value of our common stock appreciates and the applicable market value of our common stock is equal to or greater than the initial price but less than or equal to the threshold appreciation price, the aggregate market value of the shares of our common stock you receive upon mandatory conversion will only be equal to the aggregate liquidation preference of the Preferred Stock, and you will realize no equity appreciation on our common stock.

Common stock issued pursuant to subsequent offerings or eligible for future issuance or sale may cause the common stock price to decline, which may negatively impact your investment.

We may issue substantial additional shares of common stock or other securities in connection with acquisition transactions or for other purposes. Any such acquisition could be material to us and could significantly increase the size and scope of our business. Issuances or sales of substantial amounts of additional common stock or the perception that such issuances or sales could occur, may cause prevailing market prices for our common stock to decline and could result in dilution to our stockholders. As noted above, a decline in the market price of the common stock may negatively impact the market price for the Preferred Stock. See “— Legal, Market and Regulatory Risks — Additional issuances of equity securities by us would dilute the ownership of our existing stockholders and could reduce our earnings per share” and “— If a large number of shares of our common stock is sold in the public market, the sales could reduce the trading price of our common stock and impede our ability to raise future capital”.

The issuance of shares of the Preferred Stock and the issuance of additional shares of our preferred stock in the future could adversely affect holders of common stock, which may negatively impact your investment.

The market price of our common stock is likely to be influenced by the Preferred Stock. For example, the market price of our common stock could become more volatile and could be depressed by:

•	investors’ anticipation of the potential resale in the market of a substantial number of additional shares of our common stock received upon conversion of the Preferred Stock;

•	possible sales of our common stock by investors who view the Preferred Stock as a more attractive means of equity participation in us than owning shares of our common stock;

•	hedging or arbitrage trading activity that may develop involving the Preferred Stock and our common stock; and

•	our failure to pay dividends on our currently outstanding Series B preferred stock or the Preferred Stock, which would prevent us from paying dividends to holders of our common stock.

In addition, our board of directors is authorized to issue additional classes or series of preferred stock without any action on the part of our stockholders. This includes the power to set the terms of any such classes or series of preferred stock that may be issued, including voting rights, dividend rights and preferences over common stock with respect to dividends or upon the liquidation, dissolution or winding up of the business and other terms. If we issue preferred stock in the future that has preference over our common stock with respect to the payment of dividends or upon liquidation, dissolution or winding up, or if we issue preferred stock with voting rights that dilute the voting power of our common stock, the rights of holders of the common stock or the market price of the common stock could be adversely affected. As noted above, a decline in the market price of the common stock may negatively impact the market price for the Preferred Stock.

Holders of the Preferred Stock will have no rights as holders of common stock until they acquire the common stock upon conversion or as a dividend on the Preferred Stock.

Until you acquire common stock upon conversion of or as a dividend on the Preferred Stock, you will have no rights with respect to the common stock, including voting rights (except as described under “Description of Our Mandatory Convertible Preferred Stock — Voting Rights” and as required by applicable Delaware law) and rights to receive any dividends or other distributions on the common stock. Upon conversion of, or receipt of common stock as a dividend on, the Preferred Stock, you will be entitled to exercise the rights of a holder of common stock only as to matters for which the record date occurs on or after the conversion date.

The Preferred Stock has never been publicly traded and there can be no assurance that an active trading market will develop.

Prior to this offering, there has been no public market for the Preferred Stock. The Preferred Stock is expected to be listed on the New York Stock Exchange. There can be no assurance that an active trading market will develop, or if developed, that an active trading market will be maintained. The underwriters have advised us that they intend to facilitate secondary market trading by making a market in the Preferred Stock. However, the underwriters are not obligated to make a market in the Preferred Stock and may discontinue market making activities at any time.

We may not be able to pay cash dividends on the Preferred Stock and there is a cap on the amount of common stock we may issue.

Financing agreements that we enter into in the future may limit, and our current credit agreement does limit, our ability to pay cash dividends on our capital stock, including the Preferred Stock. In the event that any of our financing agreements in the future restrict our ability to pay cash dividends on the Preferred Stock, we will be unable to pay cash dividends on the Preferred Stock unless we can refinance amounts outstanding under those agreements. Under Delaware law, we may pay dividends on the Preferred Stock only to the extent that our total assets exceed our total liabilities and so long as we are able to pay our debts as they become due in the usual course of its business. Further, even if adequate surplus is available to pay cash dividends on the Preferred Stock, we may not have sufficient cash to pay dividends on the Preferred Stock.

If on the mandatory conversion date or an earlier conversion date (with respect to optional conversion by the holder or a conversion upon a cash acquisition transaction), we have not declared all or any portion of the accumulated and unpaid dividends payable on such date, the conversion rate will be adjusted so that holders receive an additional number of shares of common stock. However, the additional number of shares is subject to a share cap and, to the extent such number exceeds the share cap, we will not pay the additional conversion amount in cash. See “Description of Our Mandatory Convertible Preferred Stock.”

The Preferred Stock will rank junior to all of Hecla’s and its subsidiaries’ liabilities in the event of a bankruptcy, liquidation or winding up.

In the event of bankruptcy, liquidation or winding up, our assets will be available to pay obligations on the Preferred Stock only after all of our liabilities have been paid. In addition, the Preferred Stock will effectively rank junior to all existing and future liabilities of our subsidiaries. The rights of holders of the Preferred Stock to participate in the assets of our subsidiaries upon any liquidation or reorganization of any subsidiary will rank junior to the prior claims of that subsidiary’s creditors. As of the third quarter ended September 30, 2007, we had total consolidated liabilities of $159.7 million. The Preferred Stock will rank equal to our currently outstanding shares of Series B preferred stock in the event of our bankruptcy, liquidation or winding up. In the event of bankruptcy, liquidation or winding up, there may not be sufficient assets remaining, after paying our liabilities and our subsidiaries’ liabilities, to pay amounts due on any or all of the Preferred Stock then outstanding.

The adjustment to the conversion rate and the payment of the cash acquisition dividend make-whole amount upon the occurrence of certain cash acquisitions may not adequately compensate you.

If a cash acquisition occurs prior to conversion, we will adjust the conversion rate for Preferred Stock converted during the cash acquisition conversion period unless our common stock price is less than $30.00 or above $2.00 per share (in each case, subject to adjustment) and, with respect to those shares of Preferred Stock converted, holders will receive certain other consideration. The number of shares to be issued upon conversion in connection with a cash acquisition will be determined as described under “Description of Our Mandatory Convertible Preferred Stock — Conversion at the Option of the Holder Upon Cash Acquisition; Cash Acquisition Dividend Make-Whole Amount.” Although this adjustment to the conversion rate and the payment of the cash acquisition dividend make-whole amount are designed to compensate you for the lost option value of your Preferred Stock and lost dividends as a result of a cash acquisition, they are only an approximation of such lost value and lost dividends and may not adequately compensate you for your actual loss. Furthermore, our obligation to adjust the conversion rate in connection with a cash acquisition and pay the cash acquisition dividend make-whole amount (whether in cash or shares of our common stock) could be considered a penalty, in which case the enforceability thereof would be subject to general principles of reasonableness of economic remedies.

The Preferred Stock provides limited conversion rate adjustments.

The number of shares of common stock that you are entitled to receive on the mandatory conversion date, or as a result of early conversion of a share of Preferred Stock, is subject to adjustment for certain events arising from stock splits and combinations, stock dividends, certain cash dividends and specified other transactions. See “Description of Our Mandatory Convertible Preferred Stock — Anti-Dilution Adjustments.” However, other events, such as employee stock option grants and other grants to employees under our equity compensation plans, offerings of our common stock for cash or issuances of common stock in connection with acquisitions will not give rise to such an adjustment. There can be no assurance that an event that adversely affects the value of the Preferred Stock, but does not result in an adjustment to the conversion rate, will not occur.

You may have to pay taxes with respect to distributions on the common stock that you do not receive.

The number of shares of common stock that you are entitled to receive on the mandatory conversion date, or as a result of early conversion of the Preferred Stock, is subject to adjustment for certain events arising from stock splits and combinations, stock dividends, certain cash dividends and certain other actions by Hecla or a third party that modify the capital structure. See “Description of Our Mandatory Convertible Preferred Stock — Anti-dilution Adjustments.” Under certain circumstances, you may be required to include an amount in income for U.S. federal income tax purposes, notwithstanding the fact that you do not actually receive such distribution. The amount that you would have to include in income is generally the fair market value of the additional common stock to which you would be entitled by reason of the adjustment. In addition, non-U.S. holders of the Preferred Stock may, in certain circumstances, be deemed to have received a distribution subject to U.S. federal withholding tax requirements.

We will have the option to convert your Preferred Stock into common stock unless, on or prior to July 1, 2008, we complete a material transaction.

If, on or prior to July 1, 2008, we have not completed a material transaction involving the acquisition of assets or a business with a purchase price of $100 million or more, and we are then legally permitted to, and do, pay in cash all accrued and unpaid dividends on the Preferred Stock through the provisional conversion date, we will have the right to convert your shares of Preferred Stock at a provisional conversion rate described under “Description of Our Mandatory Convertible Preferred Stock — Provisional Conversion at Our Option.” The value of the provisional conversion rate is intended to approximate the fair value of the Preferred Stock at the time of conversion which may be less than your initial investment or the trading price immediately before we exercise our provisional conversion right. While we currently have material acquisition opportunities in various stages of active review, there can be no assurances that we will complete such an acquisition on or prior to July 1, 2008, or that we will not elect before such date to exercise our provisional conversion right.

USE OF PROCEEDS

We estimate that the net proceeds from this offering, after deducting estimated fees and expenses and underwriting discounts and commissions, will be approximately $169.3 million ($194.7 million if the underwriters exercise their option to purchase additional shares of Preferred Stock in full).

We intend to use the net proceeds from this offering for general corporate purposes, including acquisitions of other businesses, securities, assets, properties or mining projects, claims or interests.

RATIOS OF EARNINGS TO FIXED CHARGES AND EARNINGS TO

COMBINED FIXED CHARGES AND PREFERRED STOCK DIVIDENDS

The following table shows our ratios of earnings to fixed charges and earnings to combined fixed charges and preferred stock dividends for the periods indicated.

	Nine Months Ended September 30, 2007	Year Ended December 31,
		2006	2005		2004		2003		2002
Ratio of earnings to fixed charges	51.6	51.8		(1)		(1)		(1)	5.0
Ratio of earnings to combined fixed charges and preferred stock dividends	34.6	35.6		(2)		(2)		(2)	(2)

(1)	Earnings were insufficient to cover fixed charges in the following amounts: $24.7 million in 2005, $3.3 million in 2004, and $5.9 million in 2003.
(2)	Earnings were insufficient to cover fixed charges and preferred dividends in the following amounts: $25.3 million in 2005, $24.6 million in 2004, $20.5 million in 2003, and $15.3 million in 2002.

MARKET PRICE OF OUR COMMON STOCK

Our common stock is listed on the New York Stock Exchange under the symbol “HL.” The following table sets forth, for each of the quarterly periods indicated, the range of high and low sales prices, in U.S. dollars, of our common stock on the New York Stock Exchange.

	High	Low
Year Ended December 31, 2005

First Quarter	$6.22	$4.98

Second Quarter	5.52	3.91

Third Quarter	4.71	3.33

Fourth Quarter	4.34	2.95

Year Ended December 31, 2006

First Quarter	$6.89	$3.93

Second Quarter	7.09	4.05

Third Quarter	6.65	4.77

Fourth Quarter	7.95	4.90

Year Ending December 31, 2007

First Quarter	$9.21	$6.36

Second Quarter	9.89	7.47

Third Quarter	9.80	6.58

Fourth Quarter (through December 12, 2007)	12.57	8.18

On December 12, 2007, the closing sale price of our common stock as reported on the New York Stock Exchange was $9.70 per share. On November 30, 2007, the number of our common stockholders of record was 6,590.

DESCRIPTION OF OUR MANDATORY CONVERTIBLE PREFERRED STOCK

The following is a summary of certain provisions of the certificate of designations for our mandatory convertible preferred stock (the “Preferred Stock”). A copy of the certificate of designations and the form of the Preferred Stock share certificate are available upon request from us at the address set forth under “Where You Can Find More Information.” The following summary of the terms of the Preferred Stock does not purport to be complete and is subject to, and qualified in its entirety by reference to, the provisions of the certificate of designations.

As used in this section, the terms the “Company,” “us,” “we,” “our” or “Hecla” refer to Hecla Mining Company, but do not include any of our current or future subsidiaries.

General

Under our certificate of incorporation, as amended, our board of directors is authorized, without further stockholder action, to issue up to 5,000,000 shares of preferred stock, par value $0.25 per share, in one or more series, with such voting rights (if any), designations, powers, preferences and other rights and such qualifications, limitations and restrictions as may be determined by our board of directors or a duly authorized committee thereof, without stockholder approval. The Board may fix the number of shares constituting each series and increase or decrease the number of shares of any series. As of September 30, 2007, there were 157,816 shares of Series B cumulative convertible preferred stock outstanding. At the consummation of this offering, we will issue 1,750,000 shares of the Preferred Stock. In addition, we have granted the underwriters an option to purchase up to 262,500 additional shares in accordance with the procedures set forth in “Underwriting.”

When issued, the Preferred Stock and any common stock issued upon the conversion of the Preferred Stock will be fully paid and nonassessable. The holders of the Preferred Stock will have no preemptive or preferential right to purchase or subscribe to stock, obligations, warrants or other securities of the Company of any class.

The transfer agent for our common stock is American Stock Transfer & Trust Company; and American Stock Transfer & Trust Company will serve as transfer agent, registrar and conversion and dividend disbursing agent for the Preferred Stock.

Ranking

The Preferred Stock, with respect to dividend rights or rights upon our liquidation, winding-up or dissolution, ranks:

•

senior to our Series A junior participating preferred stock (none of which is outstanding) and our common stock and senior to each other class of capital stock established after the original issue date of the Preferred Stock (which we refer to as the “issue date”) the terms of which do not expressly provide that such class or series ranks senior to or on a parity with the Preferred Stock as to dividend rights or rights upon our liquidation, winding-up or dissolution (which we refer to collectively as “junior stock”);

•

on parity with our Series B preferred stock and any class of capital stock or series of preferred stock established after the issue date the terms of which expressly provide that such class or series will rank on a parity with the Preferred Stock as to dividend rights or rights upon our liquidation, winding-up or dissolution (which we refer to collectively as “parity stock”);

•

junior to each class of capital stock or series of preferred stock established after the issue date the terms of which expressly provide that such class or series will rank senior to the Preferred Stock as to dividend rights or rights upon our liquidation, winding-up or dissolution (which we refer to collectively as “senior stock”); and

•	junior to our existing and future indebtedness.

In addition, the Preferred Stock, with respect to dividend rights or rights upon our liquidation, winding-up or dissolution, will be structurally subordinated to existing and future indebtedness and other obligations of our subsidiaries.

Dividends

General

Holders of shares of the Preferred Stock will be entitled to receive, when, as and if declared by our board of directors, or an authorized committee of our board of directors, out of funds legally available for payment, cumulative dividends at the rate per annum of 6.5% on the liquidation preference of $100 per share of Preferred Stock (equivalent to $6.50 per annum per share), payable in cash, by delivery of shares of our common stock or through any combination of cash and shares of our common stock, as determined by us in our sole discretion (subject to the share cap (as defined below)). See “— Method of Payment of Dividends.” Dividends on the Preferred Stock will be payable quarterly on January 1, April 1, July 1, and October 1 of each year (each, a “dividend payment date”) to and including the mandatory conversion date (as defined below), commencing April 1, 2008, and shall accumulate from the most recent date as to which dividends shall have been paid or, if no dividends have been paid, from the issue date of the Preferred Stock, whether or not in any dividend period or periods there have been funds legally available for the payment of such dividends. Dividends will be payable to holders of record as they appear on our stock register on the immediately preceding December 15, March 15, June 15, and September 15 (each, a “record date”). A “business day” means any day other than a Saturday or Sunday or other day on which commercial banks in New York City are authorized or required by law or executive order to close. If a dividend payment date is not a business day, payment will be made on the next succeeding business day, without any interest or other payment in lieu of interest accruing with respect to this delay.

A dividend period is the period from and including a dividend payment date to but excluding the next dividend payment date, except that the initial dividend period will commence on and include the issue date and will end on and exclude the April 1, 2008 dividend payment date. The amount of dividends payable on each share of the Preferred Stock for each full dividend period will be computed by dividing the annual dividend rate by four. Dividends payable on the Preferred Stock for any period other than a full dividend period are computed based upon the actual number of days elapsed during the period over a 360-day year (consisting of twelve 30-day months). Accordingly, the dividend on the Preferred Stock for the first dividend period, assuming the issue date is December 18, 2007, will be $1.8597 per share (based on the annual dividend rate of 6.5% and a liquidation preference of $100 per share) and will be payable, when, as and if declared, on April 1, 2008. The dividend on the Preferred Stock for each subsequent dividend period, when, as and if declared, will be $1.6250 per share (based on the annual dividend rate of 6.5% and a liquidation preference of $100 per share). Accumulated dividends will not bear interest if they are paid subsequent to the applicable dividend payment date.

No dividend will be declared or paid, or any sum or number of shares of common stock set apart for the payment of dividends, upon any outstanding share of the Preferred Stock with respect to any dividend period unless all dividends for all preceding dividend periods have been declared and paid, or a sufficient sum or number of shares of common stock have been set apart for the payment of such dividend, upon all outstanding shares of the Preferred Stock.

Our ability to declare and pay cash dividends and make other distributions with respect to our capital stock, including the Preferred Stock, may be limited by the terms of our future indebtedness. In addition, our ability to declare and pay dividends may be limited by applicable Delaware law. See “Risk Factors — Risks Related to the Offering — We may not be able to pay cash dividends on the Preferred Stock.”

We will undertake to disclose in our quarterly and annual reports filed with the SEC the amount of any accumulated and unpaid dividends on the Preferred Stock for dividend periods ending prior to the last date of the relevant quarterly or annual period as to which such report relates.

Payment Restrictions

Unless all accumulated and unpaid dividends on the Preferred Stock for all past dividend periods shall have been paid in full, we will not:

•

declare or pay any dividend or make any distribution of assets on any junior stock, other than dividends or distributions in the form of junior stock and cash solely in lieu of fractional shares in connection with any such dividend or distribution;

•

redeem, purchase or otherwise acquire any shares of junior stock or pay or make any monies available for a sinking fund for such shares of junior stock, other than (A) upon conversion or exchange for other junior stock, (B) the purchase of fractional interests in shares of any junior stock pursuant to the conversion or exchange provisions of such shares of junior stock or (C) the forfeiture of unvested shares of restricted stock or share withholdings upon exercise, delivery or vesting of equity awards granted to officers, directors and employees upon termination of employment or service with the Company or any of its subsidiaries;

•

except as described below, declare or pay any dividend or make any distribution of assets on any shares of parity stock (as defined in the Prospectus Supplement), other than (A) dividends or distributions in the form of parity stock or junior stock, (B) cash solely in lieu of fractional shares in connection with any such dividend or distribution, and (C) regular quarterly dividends on the Company’s Series B cumulative convertible preferred stock declared prior to the issue date and payable January 1, 2008; or

•

redeem, purchase or otherwise acquire any shares of parity stock, except upon conversion into or exchange for other parity stock or junior stock and cash solely in lieu of fractional shares in connection with any such conversion or exchange.

When dividends are not paid in full upon the shares of the Preferred Stock, as discussed above, all dividends declared on the Preferred Stock and any other parity stock shall be paid either:

•

pro rata so that the amount of dividends so declared on the shares of the Preferred Stock and each such other class or series of parity stock shall in all cases bear to each other the same ratio as accumulated dividends on the shares of the Preferred Stock and such class or series of parity stock bear to each other; or

•	on another basis that is at least as favorable to the holders of the Preferred Stock entitled to receive such dividends.

Method of Payment of Dividends

Subject to the share cap described below, we may pay any declared dividend (or any portion of any declared dividend) on the Preferred Stock (whether or not for a current dividend period or any prior dividend period, and including in connection with the payment of accumulated and declared and unpaid dividends pursuant to the provisions described under “— Mandatory Conversion,” “— Conversion at the Option of the Holder” and “— Conversion at the Option of the Holder Upon Cash Acquisition; Cash Acquisition Dividend Make-Whole Amount”), determined in our sole discretion:

•	in cash;

•	by delivery of shares of our common stock; or

•	through any combination of cash and shares of our common stock.

We will make each payment of a declared dividend on the Preferred Stock in cash, except to the extent we elect to make all or any portion of such payment in shares of our common stock. We will give the holders of the Preferred Stock notice of any such election and the portion of such payment that will be made in cash and in common stock 10 trading days prior to the dividend payment date for such dividend.

If we elect to make any such payment of a declared dividend, or any portion thereof, in shares of our common stock, such shares shall be valued for such purpose at 97% of the average of the closing prices of our common stock over the five consecutive trading day period ending on the second trading day immediately preceding the dividend payment date for such dividend.

No fractional shares of common stock will be delivered to the holders of the Preferred Stock. We will instead pay a cash adjustment to each holder that would otherwise be entitled to a fraction of a share of common stock based on the average of the closing prices of our common stock over the five consecutive trading day period ending on the second trading day immediately preceding the dividend payment date for such dividend.

To the extent a shelf registration statement is required in our reasonable judgment in connection with the issuance of or for resales of common stock issued as payment of a dividend, including dividends paid in connection with a conversion, we will, to the extent such a registration statement is not currently filed and effective, use our reasonable best efforts to file and maintain the effectiveness of such a shelf registration statement until the earlier of such time as all such shares of common stock have been resold thereunder and such time as all such shares are freely tradeable without registration. To the extent applicable, we will also use our reasonable best efforts to have the shares of common stock qualified or registered under applicable state securities laws, if required, and approved for listing on the New York Stock Exchange (or if our common stock is not listed on the New York Stock Exchange, on the principal other U.S. national or regional securities exchange on which our common stock is then listed).

Share Cap

Notwithstanding the foregoing, in no event will the number of shares of our common stock delivered in connection with any regular dividend payment or any dividend payment made in connection with a conversion exceed a number equal to the total dividend payment divided by $3.395, which amount represents approximately 35% of the initial price (as defined below), subject to adjustment in the same manner as each fixed conversion rate as set forth under “— Anti-dilution Adjustments.” We refer to this provision as the “share cap.” To the extent we do not deliver shares as a result of this share cap and we are legally able to do so, we will, notwithstanding any notice by us to the contrary, pay the remaining declared and unpaid dividend in cash.

Liquidation Preference

In the event of our voluntary or involuntary liquidation, winding-up or dissolution, each holder of the Preferred Stock will be entitled to receive a liquidation preference in the amount of $100 per share of the Preferred Stock (the “liquidation preference”), plus an amount equal to accumulated and unpaid dividends on the shares to the date fixed for liquidation, winding-up or dissolution to be paid out of our assets available for distribution to our stockholders, after satisfaction of liabilities to our creditors and distributions to holders of senior stock and before any payment or distribution is made to holders of junior stock (including our common stock). If, upon our voluntary or involuntary liquidation, winding-up or dissolution, the amounts payable with respect to the liquidation preference plus an amount equal to accumulated and unpaid dividends of the Preferred Stock and all parity stock are not paid in full, the holders of the Preferred Stock and the parity stock will share equally and ratably in any distribution of our assets in proportion to the liquidation preference and an amount equal to accumulated and unpaid dividends to which they are entitled. After payment of the full amount of the liquidation preference and an amount equal to accumulated and unpaid dividends to which they are entitled, the holders of the Preferred Stock will have no right or claim to any of our remaining assets.

Neither the sale of all or substantially all our assets or business (other than in connection with our liquidation, winding-up or dissolution), nor our merger or consolidation into or with any other person, will be deemed to be our voluntary or involuntary liquidation, winding-up or dissolution.

The certificate of designations will not contain any provision requiring funds to be set aside to protect the liquidation preference of the Preferred Stock even though it is substantially in excess of the par value thereof.

Voting Rights

The holders of the Preferred Stock will have no voting rights except as set forth below or as otherwise required by our certificate of incorporation, as amended, or Delaware law from time to time.

If dividends on the Preferred Stock are in arrears and unpaid for six or more quarterly dividend periods (whether or not consecutive), the holders of the Preferred Stock, voting separately as a single class with any parity stock having similar voting rights that are exercisable, will be entitled at our next regular or special meeting of stockholders to elect two additional directors to our board of directors. Upon the election of any additional directors, the number of directors that comprise our board shall be increased by such number of additional directors, and as long as our certificate of incorporation provides for a classified board, such additional directors should be elected for one, two or three year terms so as to cause the number of directors in each class to be as nearly equal in number as possible. Such voting rights and the terms of the directors so elected will continue until such time as the dividend arrearage on the Preferred Stock has been paid in full. At any time after voting power to elect directors shall have become vested and be continuing in the holders of the Preferred Stock, or if a vacancy shall exist in the office of any such additional director, our board of directors may, and upon written request of the holders of record of at least 25% of the outstanding shares of the Preferred Stock addressed to the chairman of our board shall, call a special meeting of the holders of the Preferred Stock (voting separately as a single class with any outstanding parity stock having similar voting rights that are exercisable) for the purpose of electing the directors that such holders are entitled to elect. No special meeting will be called for these purposes, however, during a period within the 60 days immediately preceding the date fixed for our next annual stockholders’ meeting, in which event, the election of directors that holders of our Preferred Stock and outstanding parity stock having similar voting rights that are exercisable are entitled to elect shall be held at such annual meeting. At any meeting held for the purpose of electing such a director, the presence in person or by proxy of the holders of at least a majority of the outstanding shares of the Preferred Stock and any outstanding parity stock having similar voting rights that are exercisable shall be required to constitute a quorum of the Preferred Stock and such parity stock, and the affirmative vote of the holders of a majority of the Preferred Stock and any parity stock present at the meeting, in person or by proxy, shall be sufficient to elect any such director. Any director so elected shall hold office until our next annual stockholders’ meeting at which such director’s class is being elected, unless the term of any such director is earlier terminated by virtue of our having paid in full all dividends in arrears on the shares of Preferred Stock and any parity stock. Any vacancy in respect of any such director may be filled only by the vote of the remaining director elected by holders of our Preferred Stock and outstanding parity stock having similar voting rights that are exercisable, or if there be no such director, by holders of the Preferred Stock and outstanding parity stock having similar voting rights that are exercisable at a special meeting of our stockholders, or if no such special meeting is called, at the next annual meeting of our stockholders.

In addition, the affirmative vote or consent of the holders of at least 66 2/3% of the outstanding shares of the Preferred Stock and any outstanding parity stock having similar voting rights that are exercisable, voting separately as a single class, in person or by proxy, at an annual meeting of our stockholders or at a special meeting called for such purpose, or by written consent in lieu of such meeting, will be required to alter, repeal or amend, whether by merger, consolidation, combination, reclassification or otherwise, any provisions of our certificate of incorporation, as amended, or the certificate of designations if the amendment would amend, alter or affect the powers, preferences or rights of the Preferred Stock so as to adversely affect the holders thereof, including, without limitation, the creation, increase in the authorized number, or issuance of shares of any class or series of senior stock. The certificate of designations provides that the authorization, increase in the authorized amount, or issuance of any shares of any class or series of parity stock or junior stock will not require the consent of the holders of the Preferred Stock, and will not be deemed to adversely affect the powers, preferences or rights of the holders of the Preferred Stock.

The number of votes that each share of the Preferred Stock shall have shall be in proportion to the liquidation preference of such share. The Series B preferred stock is entitled to one vote per share.

Mandatory Conversion

General

Each share of the Preferred Stock, unless previously converted, will automatically convert on January 1, 2011 (the “mandatory conversion date”), into a number of shares of common stock equal to the conversion rate described below. In addition to the number of shares of common stock issuable upon conversion of each share of the Preferred Stock on the mandatory conversion date, holders will have the right to receive an amount equal to all accumulated and declared and unpaid dividends on the Preferred Stock (payable as described under “Dividends — Method of Payment of Dividends”) for the then-current dividend period ending on the mandatory conversion date and all prior dividend periods (other than previously declared dividends on the Preferred Stock payable to holders of record as of a prior date). If on the mandatory conversion date we have not declared all or any portion of the accumulated and unpaid dividends payable on such date, the conversion rate will be adjusted so that holders receive an additional number of shares of common stock equal to the amount of accumulated and unpaid dividends that have not been declared (the “additional conversion amount”) divided by the average of the closing prices of our common stock over the 20 consecutive trading day period ending on the third trading day immediately preceding the mandatory conversion date; provided, however, that in no event shall we increase the number of shares of our common stock to be issued in excess of the share cap. To the extent that we do not deliver any or all additional shares as a result of the share cap, we will not pay the remaining additional conversion amount in cash.

The conversion rate, which is the number of shares of common stock issuable upon conversion of each share of the Preferred Stock on the mandatory conversion date, will, subject to adjustment as described under “— Anti-dilution Adjustments” below, be as follows:

•

if the applicable market value (as defined below) of our common stock is greater than $11.83, which we call the “threshold appreciation price,” then the conversion rate will be 8.4502 shares of common stock per share of the Preferred Stock (the “minimum conversion rate”), which is equal to $100 divided by the threshold appreciation price;

•

if the applicable market value of our common stock is less than or equal to the threshold appreciation price but equal to or greater than $9.70, which we call the “initial price,” then the conversion rate will be equal to $100 divided by the applicable market value of our common stock, which will be between 8.4502 shares and 10.3093 shares of common stock per share of the Preferred Stock; or

•

if the applicable market value of our common stock is less than the initial price, then the conversion rate will be 10.3093 shares of common stock per share of the Preferred Stock (the “maximum conversion rate”), which is equal to $100 divided by the initial price.

We refer to the minimum conversion rate and the maximum conversion rate collectively as the “fixed conversion rates.” The fixed conversion rates, the initial price, the threshold appreciation price and the applicable market value are each subject to adjustment as described under “ — Anti-dilution Adjustments” below.

Hypothetical Conversion Values Upon Mandatory Conversion

For illustrative purposes only, the following table shows the number of shares of our common stock that a holder of the Preferred Stock would receive upon mandatory conversion of one share of the Preferred Stock at various applicable market values for our common stock. The table assumes that there will be no conversion adjustments as described below under “ — Anti-dilution Adjustments”. The actual applicable market value of shares of our common stock may differ from those set forth in the table below. Given an initial price of $9.70 and a threshold appreciation price of $11.83, a holder of our Preferred Stock would receive on the mandatory conversion date the number of shares of our common stock and the conversion value per share of the Preferred Stock set forth below:

Applicable Market Value of Common Stock	Number of Shares of Common Stock to be Received upon Conversion	Conversion Value (Applicable Market Value Multiplied by the Number of the Shares of our Common Stock to be Received upon Conversion)

$ 5.00	10.3093	$51.55

$ 7.50	10.3093	$77.32

$ 9.70	10.3093	$100.00

$10.00	10.0000	$100.00

$11.00	9.0909	$100.00

$12.00	8.4502	$101.40

$20.00	8.4502	$169.00

$30.00	8.4502	$253.51

$40.00	8.4502	$338.01

$50.00	8.4502	$422.51

$60.00	8.4502	$507.01

$70.00	8.4502	$591.51

Accordingly, if the applicable market value of our common stock is greater than the threshold appreciation price, the aggregate market value of our common stock delivered upon conversion of each share of the Preferred Stock will generally be greater than the $100 liquidation preference of the share of the Preferred Stock. If the applicable market value of our common stock is less than or equal to the threshold appreciation price and equal to or greater than the initial price, the aggregate market value of our common stock delivered upon conversion of each share of the Preferred Stock will generally be equal to the $100 liquidation preference of the share of the Preferred Stock. If the applicable market value of our common stock is less than the initial price, the aggregate market value of our common stock delivered upon conversion of each share of the Preferred Stock will be generally less than the $100 liquidation preference of the share of the Preferred Stock.

Definitions

“Applicable market value” means the average of the closing prices of our common stock over the 20 consecutive trading day period ending on the third trading day immediately preceding the mandatory conversion date or the provisional conversion date (as defined below), as applicable. The “initial price” will be the closing price of our common stock on the New York Stock Exchange on the date of this prospectus supplement. The “threshold appreciation price” represents an approximately 22% appreciation over the initial price.

The “closing price” of our common stock or any securities distributed in a spin-off, as the case may be, on any date of determination means:

•	the closing price on that date or, if no closing price is reported, the last reported sale price of shares of our common stock or such other securities on the New York Stock Exchange on that date; or

•

if our common stock or such other securities are not traded on the New York Stock Exchange, the closing price on that date as reported in composite transactions for the principal U.S. national or regional securities exchange on which our common stock or such other securities are so traded or, if no closing price is reported, the last reported sale price of shares of our common stock or such other securities on the principal U.S. national or regional securities exchange on which our common stock or such other securities are so traded on that date; or

•

if our common stock or such other securities are not traded on a U.S. national or regional securities exchange, the last quoted bid price on that date for our common stock or such other securities in the over-the-counter market as reported by Pink Sheets LLC or a similar organization; or

•

if our common stock or such other securities are not so quoted by Pink Sheets LLC or a similar organization, the market price of our common stock or such other securities on that date as determined by a nationally recognized independent investment banking firm retained by us for this purpose.

A “trading day” is a day on which shares of our common stock:

•	are not suspended from trading on any U.S. national or regional securities exchange or association or over-the-counter market at the close of business; and

•	has traded at least once on the U.S. national or regional securities exchange or association or over-the-counter market that is the primary market for the trading of our common stock.

All references herein to the closing price of our common stock on the New York Stock Exchange shall be such closing price as reflected on the website of the New York Stock Exchange (www.nyse.com) and as reported by Bloomberg Professional Service; provided that in the event that there is a discrepancy between the closing price as reflected on the website of the New York Stock Exchange and as reported by Bloomberg Professional Service, the closing price on the website of the New York Stock Exchange shall govern.

Provisional Conversion at Our Option

General

At any time on or prior to July 1, 2008, we may, at our option, cause the conversion of all, but not less than all, the outstanding shares of the Preferred Stock into a number of shares of common stock equal to the provisional conversion rate (as defined below), subject to adjustment as described below under “ — Anti-Dilution Adjustments” multiplied by the number of outstanding shares of Preferred Stock; provided, however, that we may not elect to exercise our provisional conversion right if, on or prior to July 1, 2008, we have completed a material transaction (as defined below).

We may elect to exercise our provisional conversion right only if, in addition to issuing for each outstanding share of Preferred Stock the number of shares of our common stock equal to the provisional conversion rate described above, we are then legally permitted to, and do, pay holders of the Preferred Stock an amount in cash equal to all accumulated and unpaid dividends (whether or not declared) on the Preferred Stock for the then-current dividend period ending on the provisional conversion date (as defined below) and all prior dividend periods (other than previously declared dividends on the Preferred Stock payable to holders of record as of a prior date). If we have not or are unable to declare all or any portion of such dividends, we will not be able to exercise our provisional conversion right.

We may elect to deliver, in lieu of shares of our common stock upon conversion, cash or any combination of cash and shares of our common stock, as determined by us in our sole discretion. For each share of Preferred Stock we will deliver an amount of cash (if any) equal to (a) (i) the provisional conversion rate minus (ii) the number of shares of common stock we deliver (if any) multiplied by (b) the applicable market value.

If we elect to exercise our provisional conversion right, we will send a written notice by first class mail to each holder of record of the Preferred Stock specifying, among other things, the provisional conversion date, that all accrued and unpaid dividends in respect of the current and any prior dividend period for which such dividend has not been paid in full will be paid in full in cash, whether such conversion amount will be payable in full in shares of our common stock or any combination of cash and shares of our common stock and, if a combination, specifying the portions payable in cash and common stock (which may be in percentage terms). In addition, we will issue a press release containing such information and publish such information on our website; provided, however, that the failure to issue such press release or publish such information on our website will not prevent or delay such conversion.

Definitions

“Material transaction” means the purchase, acquisition, by lease, exchange, merger, consolidation, succession or other acquisition, in one transaction or a series of related transactions from the same seller, of assets or a business, the aggregate purchase price of which is equal to or exceeds $100 million.

“Provisional conversion date” means the date fixed by the Company for provisional conversion of the Preferred Stock into shares of common stock, which will be no less than 45 nor more than 60 calendar days from the date of the written notice exercising such right.

“Provisional conversion rate” will be a number of shares of common stock per share of the Preferred Stock determined by reference to the table below and based on the applicable market value.

Provisional Conversion Rate Table

The following table sets forth the provisional conversion rate per share of Preferred Stock for each applicable market value set forth below assuming an initial price of $9.70 per share of our common stock. The applicable market values set forth in the first column of the table will be adjusted as of any date on which the fixed conversion rates of our Preferred Stock are adjusted. The adjusted applicable market values will equal the applicable market values applicable immediately prior to such adjustment multiplied by a fraction, the numerator of which is the minimum conversion rate immediately prior to the adjustment giving rise to the applicable market value adjustment and the denominator of which is the minimum conversion rate as so adjusted. Each of the provisional conversion rates in the table will be subject to adjustment in the same manner as each fixed conversion rate as set forth under “— Anti-dilution Adjustments.”

Applicable Market Value	Provisional Conversion Rate	Conversion Value (Applicable Market Value Multiplied by the Provisional Conversion Rate)
$2.00	19.2474 (“maximum provisional conversion rate”)	$38.49
$4.00	13.7474	$54.99
$6.00	11.9141	$71.48
$8.00	10.9974	$87.98
$10.00	10.4474	$104.47
$12.00	10.0808	$120.97
$14.00	9.8189	$137.46
$16.00	9.6224	$153.96
$18.00	9.4696	$170.45
$20.00	9.3474	$186.95
$22.00	9.2474	$203.44
$24.00	9.1641	$219.94
$26.00	9.0936	$236.43
$28.00	9.0331	$252.93
$30.00	8.9808 (“minimum provisional conversion rate”)	$269.42

The exact applicable market value may not be set forth on the table, in which case:

•

if the applicable market value is between two applicable market values on the table the provisional conversion rate will be determined by straight-line interpolation between the provisional conversion rates set forth for the higher and lower applicable market values;

•

if the applicable market value is in excess of $30.00 per share (subject to adjustment as described above), then the provisional conversion rate will be the minimum provisional conversion rate, subject to adjustment; and

•

if the applicable market value is less than $2.00 per share (subject to adjustment as described above), then the provisional conversion rate will be the maximum provisional conversion rate, subject to adjustment.

Conversion at the Option of the Holder

Other than during the cash acquisition conversion period (as defined below under “— Conversion at the Option of the Holder Upon Cash Acquisition; Cash Acquisition Dividend Make-Whole Amount”), holders of the Preferred Stock have the right to convert their shares of the Preferred Stock, in whole or in part, at any time prior to the mandatory conversion date, into shares of our common stock at the minimum conversion rate of              shares of common stock per share of the Preferred Stock, subject to adjustment as described under “— Anti-dilution Adjustments” below.

In addition to the number of shares of common stock issuable upon conversion of each share of the Preferred Stock at the option of the holder on the effective date of any early conversion (which we refer to as the “early conversion date”), each converting holder will have the right to receive an amount equal to all accumulated and declared and unpaid dividends on such converted share(s) of the Preferred Stock (payable as described under “Dividends — Method of Payment of Dividends”) for all prior dividend periods ending on or prior to the dividend payment date immediately preceding the early conversion date (other than previously declared dividends on the Preferred Stock payable to holders of record as of a prior date). If on the early conversion date we have not declared all or any portion of the accumulated and unpaid dividends payable for such prior dividend periods, the conversion rate will be adjusted so that holders receive an additional number of shares of common stock equal to such amount of accumulated and unpaid dividends that have not been declared, which we refer to as the “additional conversion amount,” divided by the average of the closing prices of our common stock over the 20 consecutive trading day period ending on the third trading day immediately preceding the early conversion date; provided, however, that in no event shall we increase the number of shares of our common stock to be issued in excess of the share cap. To the extent that we do not deliver any or all additional shares as a result of the share cap, we will not pay the remaining additional conversion amount in cash.

Except as described above, upon any optional conversion of the Preferred Stock, we will make no payment or allowance for unpaid dividends on the Preferred Stock.

Conversion at the Option of the Holder Upon Cash Acquisition; Cash Acquisition Dividend Make-Whole Amount

General

If a cash acquisition (as defined below) occurs prior to the mandatory conversion date, holders of the Preferred Stock will have the right to (i) convert their shares of the Preferred Stock, in whole or in part, into shares of common stock at the cash acquisition conversion rate (as defined below), (ii) with respect to such converted shares, receive accumulated and declared and unpaid dividends (other than previously declared dividends on the Preferred Stock payable to holders of record as of a prior record date) and a cash acquisition dividend make-whole amount (as defined below) and (iii) to the extent that on the effective date of the conversion upon cash acquisition we have not declared any or all of the accumulated and unpaid dividends payable on such date, receive an adjustment in the conversion rate (described below).

To exercise this right, holders must submit their shares of the Preferred Stock for conversion at any time during the period (the “cash acquisition conversion period”) beginning on the effective date of such cash acquisition (the “effective date”) and ending at 5:00 p.m., New York City time, on the date that is 15 calendar days after the effective date at the conversion rate specified in the table below (the “cash acquisition conversion rate”). Holders of the Preferred Stock who do not submit their shares for conversion during the cash acquisition conversion period will not be entitled to convert their shares of the Preferred Stock at the cash acquisition conversion rate or to receive the cash acquisition dividend make-whole amount.

We will notify holders, at least 20 calendar days prior to the anticipated effective date of such cash acquisition, of the anticipated effective date of such transaction. In addition, if we elect to deliver some or all of the amount of accumulated and declared and unpaid dividends and the cash acquisition dividend make-whole amount in shares of our common stock (as described below), such notice will indicate whether such amount will be payable in full in shares of our common stock or any combination of cash and shares of our common stock, and we will specify the combination (which may be in percentage terms) in the notice.

A “cash acquisition” will be deemed to have occurred at such time after the issue date of the Preferred Stock that there is consummated any acquisition (whether by means of a liquidation, share exchange, tender offer, consolidation, recapitalization, reclassification, merger of us or any sale, lease or other transfer of our and our subsidiaries’ consolidated assets) or a series of related transactions or events pursuant to which:

•	90% or more of our common stock is exchanged for, converted into or constitutes solely the right to receive cash, securities or other property; and

•

more than 10% of the cash, securities or other property consists of cash, securities or other property that is not, or upon issuance will not be, traded on the New York Stock Exchange or quoted on the NASDAQ Global Select Market or the NASDAQ Global Market (or their respective successors).

Cash Acquisition Conversion Rate

The cash acquisition conversion rate will be determined by reference to the table below and is based on the effective date of the transaction and the price (the “stock price”) paid per share of our common stock in such transaction. If the holders of our common stock receive only cash in the cash acquisition, the stock price shall be the cash amount paid per share. Otherwise, the stock price will be the average of the closing prices of our common stock over the 10 consecutive trading day period ending on the trading day preceding the effective date.

The stock prices set forth in the first row of the table (i.e., the column headers) will be adjusted as of any date on which the fixed conversion rates of the Preferred Stock are adjusted. The adjusted stock prices will equal the stock prices applicable immediately prior to such adjustment multiplied by a fraction, the numerator of which is the minimum conversion rate immediately prior to the adjustment giving rise to the stock price adjustment and the denominator of which is the minimum conversion rate as so adjusted. Each of the cash acquisition conversion rates in the table will be subject to adjustment in the same manner as each fixed conversion rate as set forth under “— Anti-dilution Adjustments.”

The following table sets forth the cash acquisition conversion rate per share of Preferred Stock for each stock price and effective date set forth below.

Stock Price on Effective Date

Effective Date	$2.00	$4.00	$6.00	$8.00	$9.70	$10.77	$11.83	$14.00	$16.00	$18.00	$20.00	$25.00	$30.00
December 18, 2007	9.8651	9.2917	8.9006	8.6721	8.5568	8.5079	8.4715	8.4237	8.3988	8.3847	8.3769	8.3708	8.3717
January 1, 2009	10.1118	9.6760	9.2186	8.8966	8.7191	8.6408	8.5813	8.5014	8.4588	8.4338	8.4191	8.4045	8.4017
January 1, 2010	10.2320	10.1104	9.7159	9.2722	8.9747	8.8348	8.7269	8.5834	8.5107	8.4708	8.4493	8.4301	8.4266
January 1, 2011	10.3093	10.3093	10.3093	10.3093	10.3093	9.2876	8.4502	8.4502	8.4502	8.4502	8.4502	8.4502	8.4502

The exact stock price and effective dates may not be set forth on the table, in which case:

•

if the stock price is between two stock price amounts on the table or the effective date is between two dates on the table, the cash acquisition conversion rate will be determined by straight-line interpolation between the cash acquisition conversion rates set forth for the higher and lower stock price amounts and the two dates, as applicable, based on a 365-day year;

•

if the stock price is in excess of $30.00 per share (subject to adjustment as described above), then the cash acquisition conversion rate will be the minimum conversion rate, subject to adjustment; and

•	if the stock price is less than $2.00 per share (subject to adjustment as described above), then the cash acquisition conversion rate will be the maximum conversion rate, subject to adjustment.

Cash Acquisition Dividend Make-Whole Amount

For any shares of the Preferred Stock that are converted during the cash acquisition conversion period, in addition to the shares of common stock issued upon conversion, we must, in our sole discretion (subject to the share cap), either:

(a) pay you in cash (or, in our sole discretion, in shares of our common stock or a combination of cash and shares of our common stock, as described under “— Dividends — Method of Payment of Dividends”), to the extent we are legally permitted to do so, the sum of:

(1) an amount equal to any accumulated and declared and unpaid dividends on your shares of the Preferred Stock (other than previously declared dividends payable to holders of record as of a prior dividend record date), and

(2) the present value of all dividend payments on your shares of the Preferred Stock from the effective date of the transaction for all remaining dividend periods to but excluding the mandatory conversion date (the “cash acquisition dividend make-whole amount”), or

(b) increase the number of shares of our common stock to be issued on conversion by a number equal to (x) the sum of any accumulated and declared and unpaid dividends (other than previously declared dividends payable to holders of record as of a prior record date) and the cash acquisition dividend make-whole amount divided by (y) the stock price of shares of our common stock.

Upon the effective date of a cash acquisition, if we have not declared all or any portion of the accumulated and unpaid dividends payable on such date, the conversion rate will be adjusted so that holders receive an additional number of shares of common stock equal to the amount of accumulated and unpaid dividends that have not been declared, which we refer to as the “additional conversion amount”, divided by the stock price (as defined above); provided, however, that in no event shall we increase the number of shares of our common stock to be issued in excess of the share cap. To the extent that we do not deliver any or all additional shares as a result of the share cap, we will not pay the remaining additional conversion amount in cash.

The present value of the remaining dividend payment will be computed using a discount rate equal to 8.50%. Our obligation to deliver shares at the cash acquisition conversion rate and pay the cash acquisition dividend make-whole amount could be considered a penalty, in which case the enforceability thereof would be subject to general principles of reasonableness of economic remedies.

Conversion Procedures

Upon Mandatory Conversion or Provisional Conversion

Upon a mandatory conversion or if we elect to exercise our provisional conversion right, any outstanding shares of the Preferred Stock will automatically convert into shares of common stock on the mandatory conversion date or the provisional conversion date, as applicable. The person or persons entitled to receive the shares of common stock issuable upon applicable conversion of the Preferred Stock will be treated as the record holder(s) of such shares as of 5:00 p.m., New York City time, on the applicable conversion date. Except as provided under “— Anti-dilution Adjustments,” prior to 5:00 p.m., New York City time, on the applicable conversion date, the shares of common stock issuable upon conversion of the Preferred Stock will not be deemed to be outstanding for any purpose and you will have no rights with respect to such shares of common stock, including voting rights, rights to respond to tender offers and rights to receive any dividends or other distributions on the common stock, by virtue of holding the Preferred Stock.

Upon Early Conversion

If you elect to convert your shares of the Preferred Stock prior to the mandatory conversion date, in the manner described in “— Conversion at the Option of the Holder” or “— Conversion at the Option of the Holder Upon Cash Acquisition; Cash Acquisition Dividend Make-Whole Amount”, you must observe the following conversion procedures:

If you hold a beneficial interest in a global share of the Preferred Stock, to convert you must deliver to The Depository Trust Company (“DTC”) the appropriate instruction form for conversion pursuant to DTC’s conversion program and, if required, pay funds equal to the dividend payable on the next dividend payment date to which you are not entitled and, if required, pay all taxes or duties, if any.

If you hold shares of the Preferred Stock in certificated form, to convert you must:

•	complete and manually sign the conversion notice on the back of the Preferred Stock certificate or a facsimile of the conversion notice;

•	deliver the completed conversion notice and the certificated shares of the Preferred Stock to be converted to the conversion agent;

•	if required, furnish appropriate endorsements and transfer documents;

•	if required, pay funds equal to the dividend payable on the next dividend payment date to which you are not entitled; and

•	if required, pay all transfer or similar taxes, if any.

The conversion date will be the date on which you have satisfied all of the foregoing requirements. You will not be required to pay any taxes or duties relating to the issuance or delivery of our common stock if you exercise your conversion rights, but you will be required to pay any tax or duty that may be payable relating to any transfer involved in the issuance or delivery of the common stock in a name other than your own. Certificates representing common stock will be issued and delivered only after all applicable taxes and duties, if any, payable by you have been paid in full.

The person or persons entitled to receive the shares of common stock issuable upon conversion of the Preferred Stock will be treated as the record holder(s) of such shares as of 5:00 p.m., New York City time, on the applicable conversion date. Prior to 5:00 p.m., New York City time, on the applicable conversion date, the shares of common stock issuable upon conversion of the Preferred Stock will not be deemed to be outstanding for any purpose and you will have no rights with respect to such shares of common stock, including voting rights, rights to respond to tender offers and rights to receive any dividends or other distributions on the common stock, by virtue of holding the Preferred Stock.

Fractional Shares

No fractional shares of common stock will be issued to holders of the Preferred Stock upon conversion. In lieu of any fractional shares of common stock otherwise issuable in respect of the aggregate number of shares of the Preferred Stock of any holder that are converted, that holder will be entitled to receive an amount in cash (computed to the nearest cent) equal to the same fraction of:

•

in the case of mandatory conversion, provisional conversion at our option or conversion in connection with a cash acquisition, the average of the closing prices of our common stock over the five consecutive trading day period preceding the trading day immediately preceding the conversion date; or

•	in the case of each early conversion at the option of a holder, the closing price per share of our common stock on the second trading day immediately preceding the conversion date.

If more than one share of the Preferred Stock is surrendered for conversion at one time by or for the same holder, the number of shares or our common stock issuable upon conversion thereof shall be computed on the basis of the aggregate number of shares of the Preferred Stock so surrendered.

Anti-dilution Adjustments

Each fixed conversion rate will be adjusted if:

(1) We issue common stock to all or substantially all of the holders of our common stock as a dividend or other distribution, in which event, each fixed conversion rate in effect at 5:00 p.m., New York City time, on the date fixed for determination of the holders of our common stock entitled to receive such dividend or other distribution will be divided by a fraction:

the numerator of which is the number of shares of our common stock outstanding at 5:00 p.m., New York City time, on the date fixed for such determination, and the denominator of which is the sum of the number of shares of our common stock outstanding at 5:00 p.m., New York City time, on the date fixed for such determination and the total number of shares of our common stock constituting such dividend or other distribution.

Any adjustment made pursuant to this clause (1) will become effective immediately after 5:00 p.m., New York City time, on the date fixed for such determination. If any dividend or distribution described in this clause (1) is declared but not so paid or made, each fixed conversion rate shall be readjusted, effective as of the date our board of directors publicly announces its decision not to make such dividend or distribution, to such fixed conversion rate that would be in effect if such dividend or distribution had not been declared. For the purposes of this clause (1), the number of shares of common stock outstanding at 5:00 p.m., New York City time, on the date fixed for such determination shall not include shares held in treasury but shall include any shares issuable in respect of any scrip certificates issued in lieu of fractions of shares of common stock. We will not pay any dividend or make any distribution on shares of common stock held in treasury.

(2) We issue to all or substantially all holders of our common stock rights or warrants (other than rights or warrants issued pursuant to a dividend reinvestment plan or share purchase plan or other similar plans) entitling them, for a period of up to 45 calendar days from the date of issuance of such rights or warrants, to subscribe for or purchase our shares of common stock at less than the current market price (as defined below) of our common stock, in which case each fixed conversion rate in effect at 5:00 p.m., New York City time, on the date fixed for determination of the holders of our common stock entitled to receive such rights or warrants will be increased by multiplying such fixed conversion rate by a fraction:

the numerator of which is the sum of the number of shares of common stock outstanding at 5:00 p.m., New York City time, on the date fixed for such determination and the number of shares of our common stock issuable pursuant to such rights or warrants, and the denominator of which is the sum of the number of shares of common stock outstanding at 5:00 p.m., New York City time, on the date fixed for such determination and the number of shares of common stock equal to the quotient of (x) the aggregate offering price payable to exercise such rights or warrants divided by (y) the current market price of our common stock.

Any adjustment made pursuant to this clause (2) will become effective immediately after 5:00 p.m., New York City time, on the date fixed for such determination. In the event that such rights or warrants described in this clause (2) are not so issued, each fixed conversion rate shall be readjusted, effective as of the date our board of directors publicly announces its decision not to issue such rights or warrants to such fixed conversion rate that would then be in effect if such issuance had not been declared. To the extent that such rights or warrants are not exercised prior to their expiration or shares of our common stock are otherwise not delivered pursuant to such rights or warrants upon the exercise of such rights or warrants, each fixed conversion rate shall be readjusted to such fixed conversion rate that would then be in effect had the adjustment made upon the issuance of such rights or warrants been made on the basis of the delivery of only the number of shares of our common stock actually delivered. In determining the aggregate offering price payable for such shares of our common stock, there shall be taken into account any consideration received for such rights or warrants and the value of such consideration (if other than cash, to be determined by our board of directors). For the purposes of this clause (2), the number of shares of common stock at the time outstanding shall not include shares held in treasury but shall include any shares issuable in respect of any scrip certificates issued in lieu of fractions of shares of common stock. We will not issue any such rights or warrants in respect of shares of common stock held in treasury.

(3) We subdivide or combine our common stock, in which event the conversion rate in effect at 5:00 p.m., New York City time, on the effective date of such subdivision or combination shall be multiplied by a fraction:

the numerator of which is the number of shares of our common stock that would be outstanding immediately after, and solely as a result of, such subdivision or combination, and the denominator of which is the number of shares of our common stock outstanding immediately prior to such subdivision or combination.

Any adjustment made pursuant to this clause (3) shall become effective immediately after 5:00 p.m., New York City time, on the effective date of such subdivision or combination.

(4) (A) We distribute to all or substantially all holders of our common stock evidences of our indebtedness, shares of capital stock, securities, cash or other assets, excluding:

any dividend or distribution covered by clause (1) above;

any rights or warrants covered by clause (2) above;

any dividend or distribution covered by clause (5) below; and

any spin-off (as defined below) to which the provisions set forth in clause (4)(B) shall apply,

in which event each fixed conversion rate in effect at 5:00 p.m., New York City time, on the date fixed for the determination of holders of our common stock entitled to receive such distribution will be multiplied by a fraction:

the numerator of which is the current market price of our common stock, and the denominator of which is the current market price of our common stock minus the fair market value, as determined by our board of directors, on such date fixed for determination of the portion of the evidences of indebtedness, shares of capital stock, securities, cash or other assets so distributed applicable to one share of our common stock.

(B) In the event that we make a distribution to all or substantially all holders of our common stock consisting of capital stock of, or similar equity interests in, or relating to a subsidiary or other business unit of ours (herein referred to as a “spin-off”), each fixed conversion rate in effect at 5:00 p.m., New York City time, on the date fixed for the determination of holders of our common stock entitled to receive such distribution will be multiplied by a fraction:

the numerator of which is the sum of the current market price of our common stock and the fair market value, as determined by our board of directors, of the portion of those shares of capital stock or similar equity interests so distributed applicable to one share of common stock as of the fifteenth trading day after the “ex-date” for such distribution (or, if such shares of capital stock or equity interests are listed on a U.S. national or regional securities exchange, the average of the closing prices of such securities for the 10 consecutive trading day period ending on such fifteenth trading day), and the denominator of which is the current market price of our common stock.

Any adjustment made pursuant to this clause (4) shall become effective immediately after 5:00 p.m., New York City time, on the date fixed for the determination of the holders of our common stock entitled to receive such distribution. In the event that such distribution described in this clause (4) is not so made, each fixed conversion rate shall be readjusted, effective as of the date our board of directors publicly announces its decision not to pay such dividend or distribution, to such fixed conversion rate that would then be in effect if such distribution had not been declared. If an adjustment to each fixed conversion rate is required under this clause (4) during any conversion period in respect of shares of the Preferred Stock that have been tendered for conversion, delivery of the shares of our common stock issuable upon conversion will be delayed to the extent necessary in order to complete the calculations provided for in this clause (4).

(5) We make a distribution consisting exclusively of cash to all or substantially all holders of our common stock, excluding:

any cash that is distributed in a reorganization event (as described below),

any dividend or distribution in connection with our liquidation, dissolution or winding up, and any consideration payable as part of a tender or exchange offer,

in which event, each fixed conversion rate in effect at 5:00 p.m., New York City time, on the date fixed for determination of the holders of our common stock entitled to receive such distribution will be multiplied by a fraction:

the numerator of which is the current market price of our common stock, and the denominator of which is the current market price of our common stock minus the amount per share of such distribution.

Any adjustment made pursuant to this clause (5) shall become effective immediately after 5:00 p.m., New York City time, on the date fixed for the determination of the holders of our common stock entitled to receive such distribution. In the event that any distribution described in this clause (5) is not so made, each fixed conversion rate shall be readjusted, effective as of the date our board of directors publicly announces its decision not to pay such distribution, to the conversion rate which would then be in effect if such distribution had not been declared.

(6) We or any of our subsidiaries successfully complete a tender or exchange offer pursuant to a Schedule TO or registration statement on Form S-4 for our common stock (excluding any securities convertible or exchangeable for our common stock), where the cash and the value of any other consideration included in the payment per share of our common stock exceeds the current market price of our common stock, in which event each fixed conversion rate in effect at 5:00 p.m., New York City time, on the date of expiration of the tender or exchange offer (the “expiration date”) will be multiplied by a fraction:

•	the numerator of which shall be equal to:

(a)	the sum of:

i.	the aggregate cash and fair market value (as determined by our board of directors) on the expiration date of any other consideration paid or payable for shares validly tendered or exchanged and not withdrawn as of the expiration date; and

ii.	the product of:

1.	the current market price of our common stock; and

2.	the number of shares of our common stock outstanding immediately after the last time tenders or exchanges may be made pursuant to such tender or exchange offer (the “expiration time”) on the expiration date.

•	the denominator of which will be equal to:

(a)	the product of:

i.	the current market price of our common stock; and

ii.	the number of shares of our common stock outstanding immediately prior to the expiration time on the expiration date.

Any adjustment made pursuant to this clause (6) shall become effective immediately after 5:00 p.m., New York City time, on the expiration date. In the event that we are, or one of our subsidiaries is, obligated to purchase shares of our common stock pursuant to any such tender offer or exchange offer, but we are, or such subsidiary is, permanently prevented by applicable law from effecting any such purchases, or all such purchases are rescinded, then each fixed conversation rate shall be readjusted to be the conversion rate that would then be in effect if such tender offer or exchange offer had not been made. Except as set forth in the preceding sentence, if the application of this clause (6) to any tender offer or exchange offer would result in a decrease in each fixed conversation rate, no adjustment shall be made for such tender offer or exchange offer under this clause (6). If an adjustment to each fixed conversion rate is required pursuant to this clause (6) during any settlement period in respect of shares of the Preferred Stock that have been tendered for conversion, delivery of the related conversion consideration will be delayed to the extent necessary in order to complete the calculations provided for in this clause (6).

In cases where the fair market value of assets (including cash), debt securities or certain rights, warrants or options to purchase our securities as to which clauses (4)(A) and (5) above apply, applicable to one share of common stock distributed to stockholders, equals or exceeds the average of the closing prices of our common stock over the five consecutive trading day period ending on the trading day before the ex-date for such distribution, rather than being entitled to an adjustment in each fixed conversion rate, holders of the Preferred Stock will be entitled to receive upon conversion, in addition to a number of shares of our common stock equal to the applicable conversion rate in effect on the applicable conversion date, the kind and amount of assets (including cash), debt securities or rights, warrants or options comprising the distribution that such holder would have received if such holder had converted its shares of the Preferred Stock immediately prior to the record date for determining the holders of our common stock entitled to receive the distribution calculated by multiplying the kind and amount of assets (including cash), debt securities or rights, warrants or options comprising the distribution by the number of shares of our common stock equal to the minimum conversion rate in effect on the applicable conversion date.

To the extent that we have a rights plan in effect with respect to our common stock on any conversion date, upon conversion of any shares of the Preferred Stock, you will receive, in addition to our common stock, the rights under the rights plan, unless, prior to such conversion date, the rights have separated from our common stock, in which case each fixed conversion rate will be adjusted at the time of separation as if we made a distribution to all holders of our common stock as described in clause (4) above, subject to readjustment in the event of the expiration, termination or redemption of such rights.

For the purposes of determining the adjustment to the fixed conversion rate for the purposes of:

•

clauses (2), (4)(A) and (5) above, the “current market price” of our common stock is the average of the closing prices of our common stock over the five consecutive trading day period ending on the trading day before the “ex-date” with respect to the issuance or distribution requiring such computation;

•

clause (4)(B) above, the “current market price” of our common stock is the average of the closing prices over the first 10 consecutive trading days commencing on and including the fifth trading day following the “ex-date” for such distribution; and

•

clause (6) above, the “current market price” of our common stock is the average of the closing prices of our common stock over the five consecutive trading day period ending on the seventh trading day after the date of expiration of the tender or exchange offer.

The term “ex-date,” when used with respect to any issuance or distribution, means the first date on which shares of our common stock trade without the right to receive such issuance or distribution.

In the event of:

•

any consolidation or merger of us with or into another person (other than a merger or consolidation in which we are the continuing corporation and in which the shares of our common stock outstanding immediately prior to the merger or consolidation are not exchanged for cash, securities or other property of us or another person);

•	any sale, transfer, lease or conveyance to another person of all or substantially all of our property and assets;

•	any reclassification of our common stock into securities including securities other than our common stock; or

•	any statutory exchange of our securities with another person (other than in connection with a merger or acquisition)

(each, a “reorganization event”), each share of the Preferred Stock outstanding immediately prior to such reorganization event shall, without the consent of the holders of the Preferred Stock, become convertible into the kind of securities, cash and other property that such holder would have been entitled to receive if such holder had converted its Preferred Stock into common stock immediately prior to such reorganization event. For purposes of the foregoing, the type and amount of consideration that a holder of the Preferred Stock would have been entitled to receive as a holder of our common stock in the case of any reorganization event that causes our common stock to be converted into the right to receive more than a single type of consideration (determined based in part upon any form of stockholder election) will be deemed to be the weighted average of the types and amounts of consideration received by the holders of our common stock that affirmatively make such an election. In such event, on the applicable conversion date, the applicable conversion rate then in effect will be applied to determine the amount and value of securities, cash or property a holder of shares of our common stock would have received in such transaction (without interest thereon and without any right to dividends or distributions thereon which have a record date prior to the date such shares of the Preferred Stock are actually converted). The applicable conversion rate, in the case of a mandatory conversion or a provisional conversion, and the minimum conversion rate, in the case of an early conversion, shall be determined using the applicable market value of the exchanged property. Holders have the right to convert their shares of the Preferred Stock early in the event of certain cash mergers as described under “— Conversion at the Option of the Holder Upon Cash Acquisition; Cash Acquisition Dividend Make-Whole Amount.”

In addition, we may make such increases in each fixed conversion rate as we deem advisable in order to avoid or diminish any income tax to holders of our common stock resulting from any dividend or distribution of our shares (or issuance of rights or warrants to acquire our shares) or from any event treated as such for income tax purposes or for any other reason. We may only make such a discretionary adjustment if we make the same proportionate adjustment to each fixed conversion rate.

In the event of a taxable distribution to holders of our common stock that results in an adjustment of each fixed conversion rate or an increase in each fixed conversion rate in our discretion, holders of the Preferred Stock may, in certain circumstances, be deemed to have received a distribution subject to U.S. federal income tax as a dividend. In addition, non-U.S. holders of the Preferred Stock may, in certain circumstances, be deemed to have received a distribution subject to U.S. federal withholding tax requirements. See “Material U.S. Federal Tax Considerations — Tax Consequences to U.S. Holders — Adjustment of Conversion Rate” in this prospectus supplement.

Adjustments to the conversion rate will be calculated to the nearest 1/10,000th of a share. Prior to the mandatory conversion date, no adjustment in the conversion rate will be required unless the adjustment would require an increase or decrease of at least one percent in the conversion rate. If any adjustment is not required to be made because it would not change the conversion rate by at least one percent, then the adjustment will be carried forward and taken into account in any subsequent adjustment; provided, however, that with respect to adjustments to be made to the conversion rate in connection with cash dividends paid by us, we will make such adjustments, regardless of whether such aggregate adjustments amount to one percent or more of the conversion rate no later than March 15 of each calendar year; provided further that on the mandatory conversion date, the effective date of a cash acquisition or a provisional conversion date, adjustments to the conversion rate will be made with respect to any such adjustment carried forward and which has not been taken into account before such date.

No adjustment to the conversion rate will be made if holders may participate in the transaction that would otherwise give rise to such adjustment.

The applicable conversion rate will not be adjusted:

(a) upon the issuance of any common stock pursuant to any present or future plan providing for the reinvestment of dividends or interest payable on our securities and the investment of additional optional amounts in common stock under any such plan;

(b) upon the issuance of any common stock or rights or warrants to purchase those shares pursuant to any present or future employee, director or consultant benefit plan or program of or assumed by us or any of our subsidiaries;

(c) upon the issuance of any common stock pursuant to any option, warrant, right or exercisable, exchangeable or convertible security outstanding as of the date the Preferred Stock was first issued; or

(d) for a change in the par value or no par value of our common stock.

We will be required, as soon as practicable after the conversion rate is adjusted, to provide or cause to be provided written notice of the adjustment to the holders of shares of the Preferred Stock. We will also be required to deliver a statement setting forth in reasonable detail the method by which the adjustment to each fixed conversion rate was determined and setting forth each revised fixed conversion rate.

If an adjustment is made to the fixed conversion rates, an inversely proportional adjustment also will be made to the threshold appreciation price and the initial price solely for the purposes of determining which clauses of the definition of the conversion rate will apply on the conversion date. Because the applicable market value is an average of the closing prices of our common stock over a 20 consecutive trading day period, we will make appropriate adjustments to the closing prices prior to the relevant ex-date used to calculate the applicable market value to account for any adjustments to the initial price, the threshold appreciation price and the fixed conversion rates that become effective during the period in which the applicable market value is being calculated. If:

•

the record date for a dividend or distribution on our common stock occurs after the end of the 20 consecutive trading day period used for calculating the applicable market value and before the mandatory conversion date, and

•

that dividend or distribution would have resulted in an adjustment of the number of shares issuable to the holders of the Preferred Stock had such dividend record date occurred on or before the last trading day of such 20 trading day period, then we will deem the holders of the Preferred Stock to be holders of record of our common stock for purposes of that dividend or distribution. In this case, the holders of the Preferred Stock would receive the dividend or distribution on our common stock together with the number of shares of common stock issuable upon mandatory conversion of the Preferred Stock.

Book-Entry, Delivery and Form

The certificates representing the Preferred Stock will be issued in fully registered form. Ownership of beneficial interests in a global security will be limited to persons who have accounts with DTC (“participants”) or persons who hold interests through such participants. Ownership of beneficial interests in a global security will be shown on, and the transfer of that ownership will be effected only through, records maintained by DTC or its nominee (with respect to interests of participants) and the records of participants (with respect to interests of persons other than participants).

So long as DTC, or its nominee, is the registered owner or holder of a global security, DTC or such nominee, as the case may be, will be considered the sole owner or holder of the Preferred Stock represented by such global security for all purposes under the certificate of designations and the securities. No beneficial owner of an interest in a global security will be able to transfer that interest except in accordance with the applicable procedures of DTC in addition to those provided for under the certificate of designations.

Payments of dividends on the global security will be made to DTC or its nominee, as the case may be, as the registered owner thereof. Neither we nor the party serving as registrar and transfer, conversion and dividend disbursing agent will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in a global security or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

We expect that DTC or its nominee, upon receipt of any payment of dividends in respect of a global security, will credit participants’ accounts with payments in amounts proportionate to their respective beneficial interests in the principal amount of such global security as shown on the records of DTC or its nominee, as the case may be. We also expect that payments by participants to owners of beneficial interests in such global security held through such participants will be governed by standing instructions and customary practices, as is now the case with securities held for the accounts of customers registered in the names of nominees for such customers. Such payments will be the responsibility of such participants.

Transfers between participants in DTC will be effected in the ordinary way in accordance with DTC rules and will be settled in same-day funds.

We understand that DTC is a limited purpose trust company organized under the laws of the State of New York;

•	a “banking organization” within the meaning of New York Banking Law;

•	a member of the Federal Reserve System;

•	a “clearing corporation” within the meaning of the Uniform Commercial Code; and

•	a “Clearing Agency” registered pursuant to the provisions of Section 17A of the Exchange Act.

DTC was created to hold securities for its participants and facilitate the clearance and settlement of securities transactions between participants through electronic book-entry changes in accounts of its participants, thereby eliminating the need for physical movement of certificates. Participants include:

•	securities brokers and dealers;

•	banks, trust companies; and

•	clearing corporations and certain other organizations.

Indirect access to the DTC system is available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a participant, either directly or indirectly (indirect participants).

Although DTC is expected to follow the foregoing procedures in order to facilitate transfers of interests in a global security among its participants, it is under no obligation to perform or continue to perform such procedures, and such procedures may be discontinued at any time. Neither we nor the party serving as registrar and transfer, conversion and dividend disbursing agent will have any responsibility for the performance by DTC or its participants or indirect participants of their respective obligations under the rules and procedures governing their operations.

If DTC is at any time unwilling or unable to continue as a depositary for the global security and we do not appoint a successor depositary within 90 days, we will issue certificated shares in exchange for the global securities. Holders of an interest in a global security may receive certificated shares, at our option, in accordance with the rules and procedures of DTC in addition to those provided for under the certificate of designations. Beneficial interests in global securities held by any direct or indirect participant may also be exchanged for certificated shares upon request to DTC by such direct participant (for itself or on behalf of an indirect participant), in accordance with DTC’s customary procedures.

The information in this section concerning DTC and its book-entry system has been obtained from sources that we believe to be reliable, but we take no responsibility for the accuracy thereof.

MATERIAL U.S. FEDERAL TAX CONSIDERATIONS

The following is a summary of certain U.S. federal income and estate tax consequences relevant to the purchase, ownership, conversion and disposition of the Preferred Stock and common stock received in respect thereof. The following summary is based upon current provisions of the Internal Revenue Code of 1986, as amended, referred to as the Code, Treasury Regulations and judicial and administrative authority, all of which are subject to change, possibly with retroactive effect. State, local and foreign tax consequences are not summarized, nor are tax consequences to special classes of investors including, but not limited to, tax-exempt organizations, insurance companies, banks or other financial institutions, partnerships or other entities classified as partnerships for U.S. federal income tax purposes, dealers in securities, persons liable for the alternative minimum tax, traders in securities that elect to use a mark-to-market method of accounting for their securities holdings, persons that will hold the Preferred Stock or common stock as a position in a hedging transaction, “straddle,” “conversion transaction” or other risk reduction or integrated transaction, persons who functional currency is not the U.S. dollar, and non-U.S. holders (as defined below) that own, or are deemed to own, more than 5% of our common stock or more than 5% of the Preferred Stock. Tax consequences may vary depending upon the particular status of an investor. The summary is limited to taxpayers who will hold the Preferred Stock and the common stock received in respect thereof as “capital assets” (generally, held for investment) and who purchase the Preferred Stock in the initial offering at the initial offering price. Each potential investor should consult with its own tax adviser as to the federal, state, local, foreign and any other tax consequences of the purchase, ownership, conversion and disposition of the Preferred Stock and common stock received in respect thereof.

If an entity treated as a partnership for U.S. federal income tax purposes holds the Preferred Stock or common stock received in respect thereof, the U.S. federal income tax treatment of the partnership and its partners will generally depend on the status of the partners and the activities of the partnership. A partner in a partnership holding the Preferred Stock or common stock received in respect thereof should consult its own tax advisor with regard to the U.S. federal income tax treatment of an investment therein.

U.S. Holders

The discussion in this section is addressed to a holder of the Preferred Stock and common stock received in respect thereof that is a “U.S. holder” for U.S. federal income tax purposes. A U.S. holder is a beneficial owner of the Preferred Stock or common stock received in respect thereof that is for U.S. federal income tax purposes (i) a citizen or individual resident of the United States; (ii) a corporation created or organized in the United States or under the laws of the United States or of any State (or the District of Columbia); (iii) an estate whose income is subject to U.S. federal income tax regardless of its source; or (iv) a trust if (x) a U.S. court can exercise primary supervision over the trust’s administration and one or more United States persons are authorized to control all substantial decisions of the trust or (y) the trust has validly elected to be treated as a U.S. domestic trust.

Distributions

Distributions with respect to the Preferred Stock or the common stock (other than certain stock distributions) will be taxable as dividend income when paid to the extent of Hecla’s current or accumulated earnings and profits as determined for U.S. federal income tax purposes. To the extent that the amount of a distribution with respect to the Preferred Stock or common stock exceeds Hecla’s current and accumulated earnings and profits, such distribution will be treated first as a tax-free return of capital to the extent of the U.S. holder’s adjusted tax basis in the Preferred Stock or common stock, as the case may be, and thereafter as capital gain. Although not free from doubt, we do not believe U.S. holders will recognize dividend income until accrued dividends are paid in cash or common stock. However, there is no assurance that the Internal Revenue Service (the “IRS”) will not take a different position and, for example, argue that U.S. holders should recognize dividend income as dividends accrue. U.S. holders should consult their tax advisors.

If we make a distribution on the Preferred Stock in the form of our common stock, such distribution will be taxable for U.S. federal income tax purposes in the same manner as the distributions described in the previous paragraph and in an amount equal to the fair market value of the common stock on the date of its distribution. A U.S. holder’s tax basis in such common stock will equal the fair market value of such common stock on the distribution date, and the holder’s holding period for the distributed common stock will begin on the day following the distribution date. For purposes of the remainder of the discussion under this heading, it is assumed that distributions paid on the Preferred Stock or our common stock will constitute dividends for U.S. federal income tax purposes.

Distributions constituting dividend income received by an individual in respect of the Preferred Stock or common stock before January 1, 2011 are generally subject to taxation at a maximum rate of 15%, provided certain holding period requirements are satisfied. Distributions on the Preferred Stock or common stock constituting dividend income paid to holders that are U.S. corporations will generally qualify for the dividends received deduction, subject to various limitations. The benefits of the dividends received deduction to a corporate U.S. holder may be reduced or eliminated by many exceptions and restrictions, including restrictions relating to the corporate U.S. holder’s taxable income, holding period of the Preferred Stock or common stock, and debt financing.

If a dividend (or a series of dividends, if certain aggregation rules apply) were to be paid in respect of the Preferred Stock that exceeds 5% of a U.S. holder’s adjusted tax basis in the Preferred Stock (as could occur if accumulated and unpaid dividends were allowed to accumulate to a sufficiently large amount), it could be characterized as an “extraordinary dividend” (as defined in Section 1059 of the Code). As a consequence, U.S. holders that are corporations would be required to (x) reduce their basis in the Preferred Stock (but not below zero) by the portion of any dividends received by them in respect of the Preferred Stock that are not taxed because of the dividends received deduction and (y) treat any non-taxed portion of such dividends in excess of such basis as gain from the sale or exchange of the Preferred Stock for the taxable year in which such dividend is received. U.S. holders that are individuals would be required to treat any losses on the sale of Preferred Stock as long-term capital losses to the extent of dividends received by them in respect of the Preferred Stock that qualify for the reduced 15% tax rate. A U.S. holder should consult its own tax advisor regarding the availability of the reduced dividend tax rate and the dividends received deduction in light of its particular circumstances.

Dispositions

A U.S. holder will generally recognize capital gain or loss on a sale or exchange (other than a conversion into common stock) of the Preferred Stock or the common stock equal to the difference between the amount realized upon the sale or exchange (not including any amount attributable to accumulated and unpaid dividends or declared and unpaid dividends, which will be taxable as described above) and the holder’s adjusted tax basis in the shares sold or exchanged. Such capital gain or loss will be long-term capital gain or loss if the holder’s holding period for the shares sold or exchanged is more than one year. Long-term capital gains of noncorporate taxpayers are generally taxed at a lower maximum marginal tax rate than the maximum marginal tax rate applicable to ordinary income. The deductibility of net capital losses by individuals and corporations is subject to limitations.

Conversion

As a general rule, a U.S. holder will not recognize any gain or loss in respect of the receipt of common stock upon the conversion of the Preferred Stock, except as otherwise provided below regarding cash received in lieu of fractional shares and cash or common stock received in respect of accrued and unpaid dividends. The adjusted tax basis of common stock received on conversion will equal the adjusted tax basis of the Preferred Stock converted (reduced by the portion of adjusted tax basis allocated to any fractional common stock exchanged for cash and subject to downward adjustment, if any, described below), and the holding period of such common stock received on conversion will generally include the period during which the converted Preferred Stock was held prior to conversion.

Cash received in lieu of a fractional common share will generally be treated as a payment in a taxable exchange for such fractional common share, and gain or loss will be recognized on the receipt of cash in an amount equal to the difference between the amount of cash received and the amount of adjusted tax basis allocable to the fractional common share. Cash or common stock received in respect of accrued and unpaid dividends will be taxable as described under “Distributions.”

Upon Provisional Conversion of the Preferred Stock, we may deliver solely cash, or any combination of cash and shares of our common stock, as described above under “Description of Our Mandatory Convertible Preferred Stock — Provisional Conversion at Our Option.”

In the event that we deliver solely cash upon such a conversion, the U.S. holder’s gain or loss will be determined in the same manner as if the U.S. holder disposed of the Preferred Stock in a taxable disposition (as described above under “U.S. Holders — Disposition”). In the event that we deliver common stock and cash upon such a conversion, the U.S. federal income tax treatment of the conversion is uncertain. U.S. holders should consult their tax advisers regarding the consequences of such a conversion. It is possible that the conversion may be treated as a recapitalization or as a partially taxable exchange, as briefly discussed below.

Treatment as a recapitalization.    If a U.S. holder converts Preferred Stock, including through a provisional conversion, and receives a combination of common stock and cash, we intend to take the position that the conversion will be treated as a recapitalization for U.S. federal income tax purposes, although the tax treatment is uncertain. Assuming such treatment, a U.S. holder will recognize capital gain, but not loss, equal to the excess of the sum of the fair market value of the common stock and cash received over the holder’s adjusted tax basis in the Preferred Stock, but in no event will the capital gain recognized exceed the amount of cash received (excluding cash attributable to a fractional share or accrued and unpaid dividends).

A U.S. holder’s tax basis in the common stock received upon a conversion of Preferred Stock will equal the tax basis of the Preferred Stock that was converted, reduced by the amount of cash received (excluding cash received in lieu of a fractional share or accrued and unpaid dividends), and increased by the amount of gain, if any, recognized (other than with respect to a fractional share).

The receipt of cash in lieu of a fractional share will result in capital gain or loss (measured by the difference between the cash received in lieu of the fractional share and the U.S. holder’s tax basis in the fractional share). A U.S. holder’s tax basis in a fractional share will be determined by allocating the holder’s tax basis in the common stock between the common stock received upon conversion and the fractional share, in accordance with their respective fair market values.

Any capital gain recognized by U.S. holders upon conversion will be long-term capital gain if at the time of conversion the Preferred Stock has been held for more than one year. Long-term capital gains recognized by non-corporate U.S. holders are generally subject to reduced tax rates. A U.S. holder’s holding period for common stock received upon conversion will include the period during which such holder held the Preferred Stock.

Alternative treatment as part conversion and part redemption.     If the conversion of Preferred Stock into cash and common stock were not treated as a recapitalization, the cash payment received would generally be treated as proceeds from the sale of a portion of the Preferred Stock and taxed in the manner described under “— U.S. Holders — Dispositions” above (or in the case of cash received in lieu of a fractional share, taxed as a disposition of a fractional share), and the common stock received would be treated as having been received upon a conversion of the Preferred Stock, which generally would not be taxable to a U.S. holder. In this case, the U.S. holder’s tax basis in the Preferred Stock would generally be allocated pro rata among the common stock received, the fractional share that is treated as sold for cash and the portion of the Preferred Stock that is treated as sold for cash. The holding period for the common stock received in the conversion would include the holding period for the Preferred Stock.

In the event a U.S. holder’s Preferred Stock is converted pursuant to an election by the holder in the case of certain acquisitions, or is converted pursuant to certain other transactions including the consolidation or merger into another person, the tax treatment of such a conversion will depend upon the facts underlying the particular transaction triggering such a conversion. Each U.S. holder should consult its tax advisor to determine the specific tax treatment of a conversion under such circumstances.

Adjustment of Conversion Rate

Under certain circumstances, adjustments (or failure to make adjustments) to the conversion rate of the Preferred Stock may result in constructive distributions under Section 305(c) of the Code to the holders of the Preferred Stock or holders of the common stock includable in income in the manner described under “Distributions,” above, if and to the extent that certain adjustments on the conversion rate increase the proportionate interest of a U.S. holder in our earnings and profits. Thus, under certain circumstances, U.S. holders may recognize income in the event of a constructive distribution even though they may not receive any cash or property. For example, an increase in the conversion ratio to reflect a taxable dividend to holders of common stock or to reflect an undeclared dividend on the Preferred Stock will generally give rise to a deemed taxable dividend to the holders of Preferred Stock to the extent of our current and accumulated earnings and profits. In addition, if Hecla delivers stock in full or partial payment of a Cash Acquisition Dividend Make Whole Amount, U.S. holders may be treated as receiving a constructive dividend to the extent of our current and accumulated earnings and profits. Adjustment to the conversion rate made pursuant to a bona fide reasonable adjustment formula which has the effect of preventing dilution in the interest of the U.S. holder of the Preferred Stock, however, will generally not be considered to result in a constructive dividend distribution.

It is possible that a U.S. holder’s right to receive a variable number of common shares upon conversion based on a conversion rate formula linked to the value of the common shares could be viewed as a constructive distribution of stock to such U.S. holder under section 305 of the Code, which, if so treated, would be subject to tax as a dividend to the extent of our current or accumulated earnings and profits. While the matter is not free from doubt due to the lack of authority directly on point, we intend to take the position that such a conversion rate formula does not result in a constructive distribution of stock.

Information Reporting and Backup Withholding on U.S. Holders

Information returns will be filed with the IRS in connection with payments of dividends and the proceeds from a sale or other disposition of Preferred Stock or common stock payable to a U.S. holder that is not an exempt recipient, such as a corporation. Certain U.S. holders may be subject to backup withholding with respect to the payment of dividends on the Preferred Stock or common stock and to certain payments of proceeds on the sale or redemption of the Preferred Stock unless such U.S. holders provide proof of an applicable exemption or a correct taxpayer identification number, and otherwise comply with applicable requirements of the backup withholding rules.

Any amount withheld under the backup withholding rules from a payment to a holder is allowable as a credit against such holder’s U.S. federal income tax, which may entitle the holder to a refund, provided that the holder timely provides the required information to the IRS. Moreover, certain penalties may be imposed by the IRS on a holder who is required to furnish information but does not do so in the proper manner. Holders are urged to consult their own tax advisors regarding the application of backup withholding in their particular circumstances and the availability of and procedure for obtaining an exemption from backup withholding under current Treasury Regulations.

Non-U.S. Holders

The discussion in this section is addressed to holders of the Preferred Stock and common stock received in respect thereof that are “non-U.S. holders.” You are a non-U.S. holder if you are not a U.S. holder or an entity treated as a partnership for U.S. federal income tax purposes.

Distributions

Generally, distributions treated as dividends as described above (including any constructive distributions taxable as dividends, any cash paid upon an early conversion that is treated as a dividend, and any stock distribution treated as a dividend) paid to a non-U.S. holder with respect to the Preferred Stock or the common stock will be subject to a 30% U.S. withholding tax, or such lower rate as may be specified by an applicable income tax treaty, unless the dividends are (i) effectively connected with a trade or business carried on by the non-U.S. holder within the United States (and the non-U.S. holder provides the payor with a Form W-8ECI (or other applicable form)) and (ii) if an income tax treaty applies, attributable to a U.S. permanent establishment or, in the case of an individual, a fixed base maintained by the non-U.S. holder. Dividends effectively connected with such trade or business, and, if an income tax treaty applies, attributable to such permanent establishment or fixed base, will generally be subject to U.S. federal income tax on a net basis at applicable individual or corporate rates. A non-U.S. holder that is a corporation may be subject to an additional “branch profits tax” at a 30% rate (or such lower rate as may be specified by an applicable income tax treaty) on the deemed repatriation from the United States of its “effectively connected earnings and profits,” subject to certain adjustments. Under applicable Treasury Regulations, a non-U.S. holder (including, in certain cases of non-U.S. holders that are entities, the owner or owners of such entities) will be required to satisfy certain certification requirements on IRS Form W-8BEN (or other applicable form) in order to claim a reduced rate of withholding pursuant to an applicable income tax treaty.

Dispositions

A non-U.S. holder generally will not be subject to U.S. federal income or withholding tax on gain realized on the sale or exchange of the Preferred Stock or the common stock (including, in the case of conversion, the deemed exchange that gives rise to a payment of cash in lieu of a fractional common share) unless:

•

the gain is effectively connected with a U.S. trade or business of the holder (or, if a tax treaty applies, the gain is attributable to a U.S. permanent establishment or, in the case of an individual, a fixed base maintained by such non-U.S. holder);

•	in the case of a non-resident alien individual, such holder is present in the United States for 183 or more days in the taxable year of the sale or disposition and certain other conditions are met; or

•

we are or have been a U.S. real property holding corporation, as described below, at any time within the five-year period preceding the disposition or the non-U.S. holder’s holding period, whichever period is shorter, and the Preferred Stock or common stock (as applicable) has ceased to be traded on an established securities market prior to the beginning of the calendar year in which the sale or disposition occurs. Generally, a corporation is a U.S. real property holding corporation if the fair market value of its U.S. real property interests, as defined in the Code and applicable Treasury Regulations, equals or exceeds 50% of the aggregate fair market value of its worldwide real property interests and its other assets used or held for use in a trade or business. Because of our ownership of substantial royalty interests in gold assets in the United States, it is possible that we presently may be, or may become, a U.S. real property holding corporation. Notwithstanding the foregoing, so long as the Preferred Stock and common stock are regularly traded on an established securities market, under applicable Treasury Regulations, non-U.S. holders who never beneficially own more than 5% of the Preferred Stock or 5% of the common stock, as applicable, will not be subject to U.S. federal income tax on any gain realized on the sale, exchange or redemption of Preferred Stock or common stock solely because we are or have been a U.S. real property holding corporation. Non-U.S. holders that may be treated as actually or constructively owning more than 5% of the Preferred Stock, more than 5% of our common stock, or Preferred Stock having a fair market value equal to 5% or more of our common stock, may be subject to different, less favorable rules if we are or were to become a U.S. real property holding corporation. Such persons should consult their own tax advisors as to the U.S. federal income tax consequences of the ownership and disposition of our Preferred Stock or common stock.

If a non-U.S. holder is described in the first or third bullet points above, it will be subject to tax on the net gain derived from the sale, redemption, or other taxable disposition in the same manner as if the non-U.S. holder were a U.S. holder. In addition, if a non-U.S. holder is a foreign corporation that falls under the first or third bullet points above, it may be subject to an additional branch profits tax equal to 30% (or lesser rate as may be specified under an applicable income tax treaty), and a non-U.S. holder that falls under the third bullet point will be subject to a ten percent withholding tax applied to gross proceeds received. Any amounts withheld may be applied as a credit against the non-U.S. holder’s U.S. federal income tax liability. If a non-U.S. holder is an individual described in the second bullet point above, such holder will be subject to a flat 30% tax on the gain derived form the sale, redemption, or other taxable disposition, which may be offset by U.S. source capital losses, even though such holder is not considered a resident of the United States.

Conversion

As a general rule, a non-U.S. holder will not recognize any gain or loss in respect of the receipt of common stock upon the conversion of the Preferred Stock, except with respect to any cash received in lieu of a fractional share, which will be taxed as described above under “Non-U.S. Holders — Dispositions.” Additionally, non-U.S. holders that receive cash or common stock attributable to any accumulated, declared and unpaid dividends on the Preferred Stock will be treated as described above under “Non-U.S. Holders — Distributions.” A non-U.S. holder may recognize capital gain or dividend income when the holder receives an additional amount attributable to future dividends, as described above under “U.S. Holders — Conversion into Common Shares.” The tax treatment of such amount is uncertain and we may withhold 30% of such amount as described above under “Non-U.S. Holders — Distributions.”

Federal Estate Tax

Our Preferred Stock and common stock owned or treated as owned by an individual who is not a citizen or resident of the United States (as specially defined for U.S. federal estate tax purposes) at the time of death will be included in the individual’s gross estate for U.S. federal estate tax purposes, unless an applicable estate tax or other treaty provides otherwise and, therefore may be subject to U.S. federal estate tax.

Information Reporting and Backup Withholding on Non-U.S. Holders

Payment of dividends (including constructive dividends), and the tax withheld with respect thereto, is subject to information reporting requirements. These information reporting requirements apply regardless of whether withholding was reduced or eliminated by an applicable income tax treaty or withholding was not required because the dividends were effectively connected with a trade or business in the United States conducted by the non-U.S. holder. Under the provisions of an applicable income tax treaty or agreement, copies of the information returns reporting such dividends and withholding may also be made available to the tax authorities in the country in which the non-U.S. holder resides. U.S. backup withholding will generally apply on payment of dividends to non-U.S. holders unless such non-U.S. holders furnish to the payor a Form W-8BEN (or other applicable form), or otherwise establish an exemption and we do not have actual knowledge or reason to know that the holder is a U.S. person, as defined under the Code, that is not an exempt recipient.

Payment of the proceeds of a sale of the Preferred Stock or common stock within the U.S. or conducted through certain U.S.-related financial intermediaries is subject to information reporting and, depending on the circumstances, backup withholding, unless the non-U.S. holder, or beneficial owner thereof, as applicable, certifies that it is a non-U.S. holder on Form W-8BEN (or other applicable form), or otherwise establishes an exemption and the payor does not have actual knowledge or reason to know the holder is a U.S. person, as defined under the Code, that is not an exempt recipient.

Any amount withheld under the backup withholding rules from a payment to a holder is allowable as a credit against such holder’s U.S. federal income tax, which may entitle the holder to a refund, provided that the holder timely provides the required information to the IRS. Moreover, certain penalties may be imposed by the IRS on a non-U.S. holder who is required to furnish information but does not do so in the proper manner. Non-U.S. holders are urged to consult their own tax advisors regarding the application of backup withholding in their particular circumstances and the availability of and procedure for obtaining an exemption from backup withholding under current Treasury Regulations.

UNDERWRITING

We intend to offer shares of our Preferred Stock through the underwriters. Merrill Lynch, Pierce, Fenner & Smith Incorporated and J.P. Morgan Securities Inc. are acting as representatives of the underwriters named below. We have agreed to sell to the underwriters, and the underwriters severally have agreed to purchase from us, the number of shares of our Preferred Stock listed opposite their names below.

Underwriter	Number of Shares
Merrill Lynch, Pierce, Fenner & Smith Incorporated	875,000
J.P. Morgan Securities Inc.	612,500
BMO Capital Markets Corp.	52,500
CIBC World Markets Corp.	52,500
Macquarie Capital Markets North America Ltd.	52,500
RBC Capital Markets Corporation	52,500
Scotia Capital (USA) Inc.	52,500

Total	1,750,000

The underwriters have agreed to purchase all of the shares of our Preferred Stock (other than those covered by the overallotment option described below) sold under the underwriting agreement if any of these shares of our Preferred Stock are purchased. If an underwriter defaults, the underwriting agreement provides that the purchase commitments of the non-defaulting underwriters may be increased or the underwriting agreement may be terminated.

We have agreed to indemnify the underwriters against certain liabilities, including liabilities under the Securities Act, or to contribute to payments the underwriters may be required to make in respect of those liabilities.

The underwriters are offering the shares of our Preferred Stock, subject to prior sale, when, as and if issued to and accepted by them, subject to approval of legal matters by their counsel, including the validity of the Preferred Stock and other conditions contained in the underwriting agreement, such as the receipt by the underwriters of officer’s certificates and legal opinions. The underwriters reserve the right to withdraw, cancel or modify offers to the public and to reject orders in whole or in part.

Commissions and Discounts

The representative has advised us that the underwriters propose initially to offer the shares of our Preferred Stock to the public at the public offering price on the cover page of this prospectus supplement and to dealers at that price less a concession not in excess of $1.80 per share. After the public offering, the public offering price, concession and discount may be changed.

The following table shows the public offering price, underwriting discount and proceeds before expenses to us. The information assumes either no exercise or full exercise by the underwriters of their overallotment option.

	Per Share	Without Option	With Option
Public offering price	$100.00	$175,000,000	$201,250,000
Underwriting discount	$3.00	$5,250,000	$6,037,500
Proceeds, before expenses, to Hecla Mining Company	$97.00	$169,750,000	$195,212,500

The expenses of the offering, not including the underwriters’ discount, are estimated to be approximately $500,000 and are payable by us.

Overallotment Option

We have granted an option to the underwriters to purchase up to 262,500 additional shares of our Preferred Stock at the public offering price on the cover page of this prospectus supplement, less the underwriting discount. The underwriters may exercise this option for 30 days from the date of this prospectus supplement solely to cover any overallotments. If the underwriters exercise this option, each will be obligated, subject to conditions contained in the underwriting agreement, to purchase a number of additional shares of our Preferred Stock proportionate to the underwriter’s initial amount reflected in the above table.

No Sale of Similar Securities

We and our executive officers and directors have agreed with the underwriters not to offer, sell, contract to sell or otherwise dispose of any of the shares of our Preferred Stock or common stock or any of our other securities that are substantially similar to the shares of our Preferred Stock or common stock, any securities that are convertible into or exchangeable for, or represent the right to receive, shares of our Preferred Stock or common stock or any such substantially similar securities or to file any registration statement with the SEC under the Securities Act relating to any such securities, during the period from the date of this prospectus supplement continuing through the date 90 days after the date of this prospectus supplement, except with the prior written consent of Merrill Lynch Pierce, Fenner & Smith, Incorporated and J.P. Morgan Securities Inc. This agreement does not prohibit us from (i) filing a registration statement in connection with the offer and sale of the Preferred Stock; (ii) issuing any common stock issuable upon the conversion of the shares of our Preferred Stock offered hereby or any securities issued pursuant to director or employee stock option or benefit plans existing on, or upon the exercise, conversion or exchange of convertible or exchangeable securities or options outstanding as of, the date of this prospectus supplement; or (iii) offering, selling or filing a registration statement for securities to be issued to any seller in connection with any acquisition, provided that such seller agrees to be bound by the terms of this agreement with respect to the offer and sale of any common stock received by it in the acquisition for any remaining term of this agreement.

New Issue of Securities

Our Preferred Stock is a new issue of securities with no established trading market. We intend to apply to have the Preferred Stock listed on the New York Stock Exchange under the symbol “HL PrC”. If this application is approved, trading of the Preferred Stock on the New York Stock Exchange is expected to begin within 30 days following initial delivery of the shares of Preferred Stock. We have been advised by the underwriters that they presently intend to make a market in our Preferred Stock after completion of the offering. However, they are under no obligation to do so and may discontinue any market-making activities at any time without any notice. We cannot assure the liquidity of the trading market for our Preferred Stock or that an active public market for our Preferred Stock will develop. If an active public trading market for our Preferred Stock does not develop, the market price and liquidity of our Preferred Stock may be adversely affected.

Price Stabilization and Short Positions

Until the distribution of the shares of our Preferred Stock is completed, SEC rules may limit underwriters and selling group members from bidding for and purchasing shares of our Preferred Stock. However, the representative may engage in transactions that stabilize the price of the shares of our Preferred Stock, such as bids or purchases to peg, fix or maintain that price.

If the underwriters create a short position in our Preferred Stock in connection with this offering, i.e., if they sell more shares of our Preferred Stock than are listed on the cover page of this prospectus supplement, the representative may reduce that short position by purchasing shares of our Preferred Stock in the open market. The representative may also elect to reduce any short position by exercising all or part of the overallotment option described above. Purchases of shares of our Preferred Stock to stabilize its price or to reduce a short position may cause the price of shares of our Preferred Stock to be higher than it might be in the absence of such purchases.

The representative may also impose a penalty bid on underwriters and selling group members. This means that if the representative purchases shares of our Preferred Stock in the open market to reduce the underwriters’ short position or to stabilize the price of such shares of our Preferred Stock, they may reclaim the amount of the selling concession from the underwriters and selling group members who sold those shares of our Preferred Stock. The imposition of a penalty bid may also affect the price of the shares of our Preferred Stock in that it discourages resales of those shares of our Preferred Stock.

Neither we nor any of the underwriters make any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of shares of our Preferred Stock. In addition, neither we nor any of the underwriters makes any representation that the representative will engage in these transactions or that these transactions, once commenced, will not be discontinued without notice.

Relationships with Hecla Mining

In the ordinary course of business, the underwriters and their affiliates have in the past and may in the future engage in investment banking or other transactions of financial nature with us, including the provision of certain advisory services to us or financing transactions, including syndicated loans, bridge loans and capital market transactions for which they have received, and may in the future receive, customary compensation.

Selling Restrictions

In relation to each Member State of the European Economic Area which has implemented the Prospectus Directive (each, a “Relevant Member State”), each underwriter has represented and agreed that with effect from and including the date on which the Prospectus Directive is implemented in that Relevant Member State (the “Relevant Implementation Date”) it has not made and will not make an offer of shares of our Preferred Stock to the public in that Relevant Member State prior to the publication of a prospectus in relation to shares of our Preferred Stock which has been approved by the competent authority in that Relevant Member State or, where appropriate, approved in another Relevant Member State and notified to the competent authority in that Relevant Member State, all in accordance with the Prospectus Directive, except that it may, with effect from and including the Relevant Implementation Date, make an offer of shares of our Preferred Stock to the public in that Relevant Member State at any time:

•	to legal entities which are authorized or regulated to operate in the financial markets or, if not so authorized or regulated, whose corporate purpose is solely to invest in securities;

•

to any legal entity which has two or more of (i) an average of at least 250 employees during the last financial year; (ii) a total balance sheet of more than €43,000,000 and (iii) an annual net turnover of more than €50,000,000 as shown in its last annual or consolidated accounts;

•

to fewer than 100 natural or legal persons (other than qualified investors as defined in the Prospectus Directive) subject to obtaining the prior written consent of Merrill Lynch, Pierce, Fenner & Smith, Incorporated; or

•	in any other circumstances which do not require the publication by the Issuer of a prospectus pursuant to Article 3 of the Prospectus Directive.

For the purposes of this provision, the expression an “offer of shares of our Preferred Stock to the public” in relation to any shares of our Preferred Stock in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the shares of our Preferred Stock to be offered so as to enable an investor to decide to purchase or subscribe shares of our Preferred Stock, as the same may be varied in that Relevant Member State by any measure implementing the Prospectus Directive in that Relevant Member State and the expression Prospectus Directive means Directive 2003/71/ EC and includes any relevant implementing measure in each Relevant Member State.

Each underwriter has represented and agreed that:

•

it has not made and will not make an offer of shares of our Preferred Stock to the public in the United Kingdom prior to the publication of a prospectus in relation to our Preferred Stock and the offer that has been approved by the Financial Services Authority (“FSA”) or, where appropriate, approved in another Member State and notified to the FSA, all in accordance with the Prospectus Directive, except that it may make an offer of shares of our Preferred Stock to persons who fall within the definition of “qualified investor” as that term is defined in Section 86 (7) of the Financial Services and Markets Act 2000, as amended (“FSMA”), or otherwise in circumstances which do not result in an offer of transferable securities to the public in the United Kingdom within the meaning of FSMA;

•

it has only communicated or caused to be communicated and will only communicate or cause to be communicated any invitation or inducement to engage in investment activity (within the meaning of Section 21 of FSMA) received by it in connection with the issue or sale of any shares of our Preferred Stock in circumstances in which Section 21(1) of FSMA does not apply to it; and

•	it has complied and will comply with all applicable provisions of FSMA with respect to anything done by it in relation to our Preferred Stock in, from or otherwise involving the United Kingdom.

Each underwriter has represented and agreed that:

•

it has not made and will not make an offer of shares of our Preferred Stock to the public in the United Kingdom prior to the publication of a prospectus in relation to our Preferred Stock and the offer that has been approved by the Financial Services Authority (“FSA”) or, where appropriate, approved in another Member State and notified to the FSA, all in accordance with the Prospectus Directive, except that it may make an offer of shares of our Preferred Stock to persons who fall within the definition of “qualified investor” as that term is defined in Section 86 (7) of the Financial Services and Markets Act 2000, as amended (“FSMA”), or otherwise in circumstances which do not result in an offer of transferable securities to the public in the United Kingdom within the meaning of FSMA;

•

it has only communicated or caused to be communicated and will only communicate or cause to be communicated any invitation or inducement to engage in investment activity (within the meaning of Section 21 of FSMA) received by it in connection with the issue or sale of any shares of our Preferred Stock in circumstances in which Section 21(1) of FSMA does not apply to it; and

•	it has complied and will comply with all applicable provisions of FSMA with respect to anything done by it in relation to our Preferred Stock in, from or otherwise involving the United Kingdom.

LEGAL MATTERS

The validity of the shares to be offered hereby is being passed upon for us by Bell Boyd & Lloyd LLP, Chicago, Illinois. Shearman & Sterling LLP, New York, New York, will pass upon certain legal matters for the underwriters.

EXPERTS

The financial statements and management’s report on the effectiveness of internal control over financial reporting incorporated by reference in this prospectus supplement have been audited by BDO Seidman, LLP, an independent registered public accounting firm, to the extent and for the periods set forth in their reports incorporated herein by reference, and are incorporated herein in reliance upon such reports given upon the authority of said firm as experts in auditing and accounting.

The financial statements of Greens Creek Joint Venture for the fiscal years ended December 31, 2004 and 2005 included in our Annual Report on Form 10-K (not presented separately) for the fiscal year ended December 31, 2006 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC under the Securities Act a registration statement on Form S-3. This prospectus supplement together with the related prospectus do not contain all of the information contained in the registration statement and the exhibits to the registration statement. We strongly encourage you to read carefully the registration statement and the exhibits to the registration statement.

Any statement made in this prospectus supplement or the related prospectus concerning the contents of any contract, agreement or other document is only a summary of the actual contract, agreement or other document. If we have filed any contract, agreement or other document as an exhibit to the registration statement, you should read the exhibit for a more complete understanding of the document or matter involved.

We file annual, quarterly and special reports, proxy statements and other information with the SEC. You may read and copy the registration statement and any other document we file at the SEC’s public reference room located at 100 F Street, NE, Room 1580, Washington D.C. 20549.

You may obtain information on the operation of the public reference room in Washington, D.C. by calling the SEC at 1-800-SEC-0330. We file information electronically with the SEC. Our SEC filings are available from the SEC’s Internet site at www.sec.gov, which contains reports, proxy and information statements and other information regarding issuers that file electronically. You may read and copy our SEC filings and other information at the New York Stock Exchange at 20 Broad Street, New York, New York 10005.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

We incorporate information into this prospectus supplement by reference, which means that we disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus supplement, except to the extent superseded by information contained herein or by information contained in documents filed with the SEC after the date of this prospectus. We incorporate by reference the documents listed below that have been previously filed with the SEC:

•	Our Annual Report on Form 10-K for the fiscal year ended December 31, 2006, which we filed with the SEC on March 16, 2007;

•	our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2007, June 30, 2007 and September 30, 2007, which we filed with the SEC on May 9, 2007, August 8, 2007 and November , 2007;

•

our Current Reports on Form 8-K, which we filed with the SEC on February 21, 2007, March 19, 2007, April 20, 2007, May 2, 2007, August 8, 2007, September 14, 2007, November 8, 2007, and December 6, 2007;

•	the description of our capital stock contained in our Form 8-B filed with the SEC on May 6, 1983; and

•

all documents filed by us in accordance with Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 on or after the date of this prospectus supplement and before the termination of an offering under this prospectus supplement, other than documents or information deemed furnished and not filed in accordance with SEC rules.

We do not incorporate by reference additional documents or information furnished to, but not filed with, the SEC.

We will provide a copy of the documents we incorporate by reference, at no cost, to any person who receives this prospectus supplement. To request a copy of any or all of these documents, you should write or telephone us at: Investor Relations, Hecla Mining Company, 6500 North Mineral Drive, Suite 200, Coeur d’Alene, Idaho 83815, (208) 769-4100.

P R O S P E C T U S

Hecla Mining Company

Common Stock

Preferred Stock

Warrants

Debt Securities

We may offer and sell from time to time, in one or more offerings, shares of our common stock, preferred stock, warrants, and debt securities.

This prospectus describes some of the general terms that may apply to these securities. The specific terms of any securities to be offered will be described in a supplement to this prospectus. A prospectus supplement may also add, update or change information contained in this prospectus. You should read this prospectus and the applicable prospectus supplement carefully before you make your investment decision.

This prospectus may not be used to sell securities unless accompanied by a prospectus supplement.

We may offer and sell these securities through one or more underwriters, dealers and agents, underwriting syndicates managed or co-managed by one or more underwriters, or directly to purchasers, on a continuous or delayed basis.

The prospectus supplement for each offering of securities will describe the plan of distribution for that offering. Our common stock is listed on the New York Stock Exchange under the trading symbol “HL”. The prospectus supplement will indicate if the securities offered thereby will be listed on any securities exchange.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus or the accompanying prospectus supplement is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is September 7, 2007.

You should rely only on the information incorporated by reference or provided in this prospectus. We have not authorized anyone to provide you with different information. You should not assume that the information provided in this prospectus, any prospectus supplement, the documents incorporated by reference or any other offering material is accurate as of any date other than the date on the front of those documents, as applicable.

TABLE OF CONTENTS

PROSPECTUS

ABOUT T HIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, or SEC, utilizing a “shelf” registration process. Under this shelf process, we may, from time to time, sell common stock, preferred stock, warrants, and debt securities as described in this prospectus, in one or more offerings.

This prospectus may not be used to sell securities unless accompanied by a prospectus supplement. This prospectus provides you with a general description of the common stock and other securities that we may offer. Each time we sell common stock or other securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering, including the specific amounts, prices and terms of the common stock or other securities offered. The prospectus supplements may also add, update or change information contained in this prospectus. You should read both this prospectus and any prospectus supplement together with the additional information described under the heading “Where You Can Find More Information” and “Incorporation of Certain Documents By Reference.”

This prospectus and any accompanying prospectus supplement do not contain all of the information included in the registration statement as permitted by the rules and regulations of the SEC. For further information, we refer you to the registration statement on Form S-3, including its exhibits. We are subject to the informational requirements of the Securities Exchange Act of 1934 and, therefore, file reports and other information with the SEC. Our file number with the SEC is 1-8491. Statements contained in this prospectus and any accompanying prospectus supplement or other offering material about the provisions or contents of any agreement or other document are only summaries. If SEC rules require that any agreement or document be filed as an exhibit to the registration statement, you should refer to that agreement or document for its complete contents.

Unless otherwise stated or the context otherwise requires, references in this prospectus to “Hecla,” “we,” “our” or “us” refer to Hecla Mining Company and its subsidiaries.

You should rely only on the information contained or incorporated by reference in this prospectus. We have not authorized anyone to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted.

You should not assume that the information provided in this prospectus, any prospectus supplement or any other offering material is accurate as of any date other than the date on the front of those documents, as applicable. Our business, financial condition, results of operations and prospects may have changed since that date.

INFORMATION REGARDING FORWARD-LOOKING STATEMENTS

Some of the statements included in this prospectus and the other public filings incorporated by reference herein constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements are statements of expectations, beliefs, plans, objectives, assumptions or future events or performance. Words or phrases such as “may,” “will,” “could,” “anticipate,” “believe,” “should,” “estimate,” “expect,” “intend,” “plan,” “predict,” “project,” “will likely result,” “will continue,” or similar expressions identify forward-looking statements.

Forward-looking statements are not guarantees of future performance and involve risks and uncertainties that could cause actual results or outcomes to differ materially from those expressed. Our expectations, beliefs and projections are expressed in good faith and are believed by us to have a reasonable basis including, without limitation, management’s examination of historical operating trends, data contained in records and other data available from third parties, but there can be no assurance that our expectations, beliefs or projections will be achieved or accomplished.

In addition to other factors and matters discussed elsewhere in this prospectus or incorporated by reference, some important factors that could cause our actual results or outcomes to differ materially from those discussed in forward-looking statements include:

•	metals prices and price volatility;

•	amount of metals production;

•	costs of production;

•	mining risks and hazards;

•	risks inherent in foreign operations;

•	remediation, reclamation, and environmental costs;

•	the results or settlements of pending litigation;

•	cash flow;

•	currency fluctuations and currency exchange regulations;

•	reserve estimates;

•	project development risks;

•	changes in, and compliance with, environmental laws and policies;

•	financial or regulatory accounting principles or policies imposed by governing bodies;

•	our ability to obtain financing for working capital, construction costs and the repayment of any future maturing debt;

•	capital market conditions, including interest rate fluctuations and capital availability;

•	new federal, state and local laws that could have adverse effects on operating results;

•	legal and regulatory proceedings and issues;

•	the impact of any acquisitions or dispositions of operations, assets, entities, or mining properties;

•	employee workforce factors, including strikes, work stoppages and the loss of key executives; and

•	general political, economic and financial market conditions.

Any forward-looking statement speaks only as of the date on which such statement is made, and, except as required by law, we undertake no obligation to update any forward-looking statement to reflect events or circumstances after the date on which such statement is made or to reflect the occurrence of unanticipated events. New factors emerge from time to time and it is not possible for management to predict all such factors, nor can it assess the impact of any such factor on the business or the extent to which any factor, or combination of factors, may cause results to differ materially from those contained in any forward-looking statement.

HECLA MINING COMPANY

Hecla Mining Company has provided precious and base metals to the U.S. economy and worldwide since its incorporation in 1891. We discover, acquire, develop, produce, and market silver, gold, lead and zinc. In doing so, we intend to manage our business activities in a safe, environmentally responsible and cost-effective manner.

We produce both metal concentrates, which we sell to custom smelters, and unrefined gold bullion bars (doré), which may be sold as doré or further refined before sale to precious metals traders. We are organized and managed into four segments that encompass our operating units and significant exploration interests:

•	The Lucky Friday unit;

•	The Greens Creek unit;

•	The La Camorra unit and various exploration activities in Venezuela; and

•	The San Sebastian unit and various exploration activities in Mexico.

The map below shows the locations of our operating units and our exploration projects, as well as our corporate offices located in Coeur d’Alene, Idaho and Vancouver, British Columbia.

Our principal executive offices are located at 6500 N. Mineral Drive, Suite 200, Coeur d’Alene, Idaho 83815-9408. Our telephone number is (208) 769-4100. Our web site address is www.hecla-mining.com.

USE OF PROCEEDS

Unless otherwise indicated in the applicable prospectus supplement, we intend to use the net proceeds of any securities sold for general corporate purposes.

RATIOS OF EARNINGS TO FIXED CHARGES AND EARNINGS TO

COMBINED FIXED CHARGES AND PREFERRED STOCK DIVIDENDS

The following table shows our ratios of earnings to fixed charges and earnings to combined fixed charges and preferred stock dividends for the periods indicated.

	Six Months Ended June 30, 2007	Year Ended December 31,
		2006	2005	2004	2003	2002
Ratio of earnings to fixed charges	51.4	51.8	(1)	(1)	(1)	5.0
Ratio of earnings to combined fixed charges and preferred stock dividends	35.6	35.6	(2)	(2)	(2)	(2)

(1)	Earnings were insufficient to cover fixed charges in the following amounts: $24.7 million in 2005, $3.3 million in 2004, and $5.9 million in 2003.
(2)	Earnings were insufficient to cover fixed charges and preferred dividends in the following amounts: $25.3 million in 2005, $24.6 million in 2004, $20.5 million in 2003, and $15.3 million in 2002.

Please refer to Exhibit 12.1 filed with the Registration Statement of which this prospectus is a part for additional information regarding the ratio of earnings to cover fixed charges and preferred dividends.

DESCRIPTION OF CAPITAL STOCK

The following summary is not complete. You should refer to the applicable provisions of our Certificate of Incorporation, as amended, and our Bylaws, as amended, and to Delaware corporate law for a complete understanding of the terms and rights of our common and preferred stock.

Common Stock

We are authorized to issue 400,000,000 shares of common stock, par value $0.25 per share, of which 120,522,487 shares of common stock were issued and outstanding as of August 31, 2007.

Subject to the rights of the holders of any outstanding shares of preferred stock, each share of common stock is entitled to:

•	one vote on all matters presented to the stockholders, with no cumulative voting rights;

•

receive such dividends as may be declared by the board of directors out of funds legally available therefor (we have no present intention of paying dividends on our common stock in the foreseeable future); and

•	in the event of our liquidation or dissolution, share ratably in any distribution of our assets.

Holders of shares of common stock do not have preemptive rights or other rights to subscribe for unissued or treasury shares or securities convertible into such shares, and no redemption or sinking fund provisions are applicable. All outstanding shares of common stock are fully paid and nonassessable.

All of our currently outstanding shares of common stock are listed on the New York Stock Exchange under the symbol “HL”.

Preferred Stock

Our certificate of incorporation, as amended, authorizes us to issue 5,000,000 shares of preferred stock, par value $0.25 per share. The preferred stock is issuable in series with such voting rights, if any, designations, powers, preferences and other rights and such qualifications, limitations and restrictions as may be determined by our board of directors or a duly authorized committee thereof, without stockholder approval. The board may fix the number of shares constituting each series and increase or decrease the number of shares of any series.

As of August 31, 2007, there were 157,816 shares of Series B Cumulative Convertible Preferred Stock issued and outstanding. In addition, shares of preferred stock have been designated by us as Series A Junior Participating Preferred Shares, and were previously (but no longer) reserved for issuance in connection with a stockholder rights plan (“poison pill”) that expired in 2006.

Ranking

The Series B preferred stock ranks senior to our common stock with respect to payment of dividends and amounts upon liquidation, dissolution or winding up.

While any shares of Series B preferred stock are outstanding, the affirmative vote or consent of the holders of 66 2/3% of the outstanding shares of Series B preferred stock and any other series of preferred stock ranking on a parity with the Series B preferred stock as to dividends and upon liquidation, dissolution or winding up (a “Parity Stock”), voting as a single class without regard to series, is necessary to authorize, create or issue any class or series of stock of our company that ranks senior to the Series B preferred stock as to dividends or upon liquidation, dissolution or winding up. However, we may create additional classes of Parity Stock or Junior Stock (as defined below), increase the authorized number of shares of Parity Stock or Junior Stock or issue series of Parity or Junior Stock without the consent of any holder of Series B preferred stock. See “Voting Rights.”

Dividends

Series B preferred stockholders are entitled to receive, when, as and if declared by the board of directors out of our assets legally available therefor, cumulative cash dividends at the rate per annum of $3.50 per share of Series B preferred stock. Dividends on the Series B preferred stock are payable quarterly in arrears on October 1, January 1, April 1 and July 1 of each year (and, in the case of any undeclared and unpaid dividends, at such additional times and for such interim periods, if any, as determined by the board of directors), at such annual rate. Each such dividend is payable to holders of record as they appear on our stock records at the close of business on such record dates, which shall not be more than 60 days or less than 10 days preceding the payment dates corresponding thereto, as shall be fixed by the board of directors or a duly authorized committee thereof. Dividends are cumulative from the date of the original issuance of the Series B preferred stock, whether or not in any dividend period or periods we have assets legally available for the payment of such dividends. Accumulations of dividends on shares of Series B preferred stock do not bear interest. Dividends payable on the Series B preferred stock for any period greater or less than a full dividend period are computed on the basis of a 360-day year consisting of twelve 30-day months. Dividends payable on the Series B preferred stock for each full dividend period are computed by dividing the annual dividend rate by four.

Except as provided in the next sentence, no dividend will be declared or paid on any Parity Stock unless full cumulative dividends have been paid on the Series B preferred stock for all prior dividend periods. If cumulative dividends on the Series B preferred stock for all prior dividend periods have not been declared or paid in full, then any dividend declared on the Series B preferred stock for any dividend period and on any Parity Stock will be declared ratably in proportion to undeclared and unpaid dividends on the Series B preferred stock and such Parity Stock.

We will not (i) declare, pay or set apart funds for the payment of any dividend or other distribution with respect to any Junior Stock or (ii) redeem, purchase or otherwise acquire for consideration any Junior Stock or Parity Stock through a sinking fund or otherwise (except by conversion into, or exchange for shares of, Junior Stock, and other than a redemption or purchase or other acquisition of shares of our common stock made for purposes of our employee incentive or benefit plans), unless all undeclared and unpaid dividends with respect to the Series B preferred stock and any Parity Stock at the time such dividends are payable have been paid or funds have been set apart for payment of such dividends.

As used herein, (i) the term “dividend” does not include dividends payable solely in shares of Junior Stock on Junior Stock, or in options, warrants or rights to holders of Junior Stock to subscribe for or purchase any Junior Stock, and (ii) the term “Junior Stock” means our common stock and any other class of our capital stock now or hereafter issued and outstanding that ranks junior as to the payment of dividends or amounts payable upon liquidation, dissolution and winding up to the Series B preferred stock. There can be no assurance that dividends will be paid in the future.

Liquidation Preference

The Series B preferred stockholders are entitled to receive, in the event that we are liquidated, dissolved or wound up, whether voluntarily or involuntarily, $50.00 per share of Series B preferred stock plus an amount per share of Series B preferred stock equal to all dividends (whether or not earned or declared) undeclared and unpaid thereon to the date of final distribution to such holders (the “Liquidation Preference”), and no more. Currently, our Series B preferred stock has a liquidation preference of $50 per share, or approximately $7.9 million in the aggregate.

Until the Series B preferred stockholders have been paid the Liquidation Preference in full, no payment will be made to any holder of Junior Stock upon our liquidation, dissolution or winding up. If, upon any liquidation, dissolution or winding up, our assets, or proceeds thereof, distributable among the holders of the shares of Series B preferred stock are insufficient to pay in full the Liquidation Preference and the Liquidation Preference with respect to any other shares of Parity Stock, then such assets, or the proceeds thereof, will be distributed among the holders of shares of Series B preferred stock and any such Parity Stock ratably in accordance with the respective amounts which would be payable on such shares of Series B preferred stock and any such Parity Stock if all amounts payable thereof were paid in full. Neither a consolidation, merger or business combination of us with or into another corporation nor a sale or transfer of all or substantially all of our assets will be considered a liquidation, dissolution or winding up, voluntary or involuntary.

Voting Rights

Except as indicated below, or except as otherwise from time to time required by applicable law, the Series B preferred stockholders have no voting rights and their consent is not required for taking any corporate action. When and if the Series B preferred stockholders are entitled to vote, each holder will be entitled to one vote per share.

In the event the Company has not declared and paid six quarterly dividends on the Series B preferred stock, the Series B preferred stockholders, voting as a single class, are entitled to elect two additional directors to the board at the next annual meeting of stockholders. The Series B preferred stockholders will have the right to elect two directors (never to total more than two) at each subsequent annual meeting, until such time as all cumulative dividends have been paid in full.

The affirmative vote or consent of the holders of 66 2/3% of the outstanding shares of the Series B preferred stock, voting separately as a class, is required for any amendment of our certificate of incorporation which alters or changes the powers, preferences, privileges or rights of the Series B preferred stock so as to materially adversely affect the holders thereof. The affirmative vote or consent of the holders of shares representing 66 2/3% of the outstanding shares of the Series B preferred stock and any other series of Parity Stock, voting as a single class without regard to series, is required to authorize the creation or issue of, or reclassify any of our authorized stock into, or issue or authorize any obligation or security convertible into or evidencing a right to purchase, any additional class or series of stock ranking senior to all such series of Parity Stock. However, we may create additional classes of Parity Stock and Junior Stock, increase the number of shares of Parity Stock and Junior Stock and issue additional series of Parity Stock and Junior Stock without the consent of any holder of Series B preferred stock.

Provisions with Possible Anti-Takeover Effects

The provisions in our certificate of incorporation, as amended, our by-laws, as amended, and Delaware law could make it more difficult for a third party to acquire control of us, even if that transaction would be beneficial to stockholders. These impediments include:

•	the classification of our board of directors into three classes serving staggered three-year terms, which makes it more difficult to quickly replace board members;

•	the ability of our board of directors to issue shares of preferred stock with rights as it deems appropriate without stockholder approval;

•	a provision that special meetings of our board of directors may be called only by our chief executive officer or a majority of our board of directors;

•	a provision that special meetings of stockholders may only be called pursuant to a resolution approved by a majority of our entire board of directors;

•	a prohibition against action by written consent of our stockholders;

•	a provision that our board members may only be removed for cause and by an affirmative vote of at least 80% of the outstanding voting stock;

•	a provision that our stockholders comply with advance-notice provisions to bring director nominations or other matters before meetings of our stockholders;

•

a prohibition against certain business combinations with an acquirer of 15% or more of our common stock for three years after such acquisition unless the stock acquisition or the business combination is approved by our board prior to the acquisition of the 15% interest, or after such acquisition our board and the holders of two-thirds of the other common stock approve the business combination; and

•

a prohibition against our entering into certain business combinations with interested stockholders without the affirmative vote of the holders of at least 80% of the voting power of the then outstanding shares of voting stock.

DESCRIPTION OF WARRANTS

We may issue warrants for the purchase of our debt securities, preferred stock, or common stock or units of two or more of these types of securities. Warrants may be issued independently or together with debt securities, preferred stock or common stock and may be attached to or separate from these securities. Each series of warrants will be issued under a separate warrant agreement. We will distribute a prospectus supplement with regard to each issue or series of warrants.

Warrants to Purchase Debt Securities

Each prospectus supplement for warrants to purchase debt securities will describe:

•	the title of the debt warrants;

•	the aggregate number of the debt warrants;

•	the price or prices at which the debt warrants will be issued;

•

the designation, aggregate principal amount and terms of the debt securities purchasable upon exercise of the debt warrants, and the procedures and conditions relating to the exercise of the debt warrants;

•	if applicable, the number of the warrants issued with a specified principal amount of our debt securities or each share of our preferred stock or common stock;

•	if applicable, the date on and after which the debt warrants and the related securities will be separately transferable;

•	the principal amount of and exercise price for debt securities that may be purchased upon exercise of each debt warrant;

•	the maximum or minimum number of the debt warrants which may be exercised at any time;

•	if applicable, a discussion of any material federal income tax considerations; and

•	any other material terms of the debt warrants and terms, procedures and limitations relating to the exercise of the debt warrants.

Certificates for warrants to purchase debt securities will be exchangeable for new debt warrant certificates of different denominations. Warrants may be exercised at the corporate trust office of the warrant agent or any other office indicated in the prospectus supplement.

Warrants to Purchase Preferred Stock and Common Stock

Each prospectus supplement for warrants to purchase preferred stock or common stock, will describe:

•	the title of the warrants;

•	the securities for which the warrants are exercisable;

•	the price or prices at which the warrants will be issued;

•	if applicable, the number of the warrants issued with each share of our preferred stock or common stock;

•	if applicable, the date on and after which such warrants and the related securities will be separately transferable;

•	any provisions for adjustment of the number or amount of shares of our preferred stock or common stock receivable upon exercise of the warrants or the exercise price of the warrants;

•	if applicable, a discussion of material federal income tax considerations; and

•	any other material terms of such warrants, including terms, procedures and limitations relating to the exchange and exercise of such warrants.

Exercise of Warrants

Each warrant will entitle the holder of the warrant to purchase the principal amount of debt securities or shares of preferred stock or common stock at the exercise price as shall in each case be set forth in, or be determinable as set forth in, the prospectus supplement relating to the warrants offered in the applicable prospectus supplement. Warrants may be exercised at any time up to the close of business on the expiration date set forth in the applicable prospectus supplement. After the close of business on the expiration date, unexercised warrants will become void.

Upon receipt of payment and the warrant certificate properly completed and duly executed at the corporate trust office of the warrant agent or any other office indicated in the prospectus supplement, we will, as soon as practicable, forward the debt securities or shares of preferred stock or common stock to be purchased upon such exercise. If less than all of the warrants represented by a warrant certificate are exercised, a new warrant certificate will be issued for the remaining warrants.

Prior to the exercise of any warrants to purchase debt securities, preferred stock or common stock, holders of the warrants will not have any of the rights of holders of the debt securities, preferred stock or common stock, including:

•

in the case of warrants for the purchase of debt securities, the right to receive payments of principal of, or any premium or interest on, the debt securities purchasable upon exercise or to enforce covenants in the applicable indenture; or

•	in the case of warrants for the purchase of preferred stock or common stock, the right to vote or to receive any payments of dividends on the preferred stock or common stock purchasable upon exercise.

DESCRIPTION OF DEBT SECURITIES

The following sets forth certain general terms and provisions of the indentures under which the debt securities may be issued. Any such indentures would be between us and the trustee named therein. The particular terms of the debt securities to be sold by us, including the identity of the trustee, will be set forth in a prospectus supplement relating to such debt securities.

The debt securities will represent unsecured general obligations of the Company, unless otherwise provided in the prospectus supplement. As indicated in the applicable prospectus supplement, the debt securities will either be senior debt, senior to all future subordinated indebtedness of the Company and pari passu with other current and future unsecured, unsubordinated indebtedness of the Company or, in the alternative, subordinated debt subordinate in right of payment to current and future senior debt or pari passu with other future subordinated indebtedness of the Company. The debt securities will be issued under an indenture in the form that will be or has been filed as an exhibit to an amendment to the registration statement of which this prospectus is a part, or as an exhibit to a document filed under the Securities Exchange Act of 1934 and incorporated by reference herein, in each case subject to such amendments or supplemental indentures as are adopted from time to time. The indentures will be executed by the Company and one or more trustees. The following summary of certain provisions of the indentures does not purport to be complete and is subject to, and qualified in its entirety by, reference to all the provisions of the indentures, including the definitions therein of certain terms. Wherever particular sections or defined terms of the indentures are referred to, it is intended that such sections or defined terms shall be incorporated herein by reference.

General

Unless otherwise indicated in a prospectus supplement, the indentures under which we may issue the debt securities will have the following provisions.

The indentures will not limit the amount of debt securities that may be issued thereunder. Reference is made to the prospectus supplement of the following terms of the debt securities offered pursuant thereto: (i) designation (including whether they are senior debt or subordinated debt and whether such debt is convertible), aggregate principal amount, purchase price and denomination; (ii) the date of maturity; (iii) interest rate or rates (or method by which such rate will be determined), if any; (iv) the dates on which any such interest will be payable and the method of payment (cash or common stock); (v) the place or places where the principal of and interest, if any, on the debt securities will be payable; (vi) any redemption or sinking fund provisions; (vii) any rights of the holders of debt securities to convert the debt securities into other securities or property of the Company; (viii) the terms, if any, on which such debt securities will be subordinate to other debt of the Company; (ix) if other than the principal amount hereof, the portion of the principal amount of the debt securities that will be payable upon declaration of acceleration of the maturity thereof or provable in bankruptcy; (x) any events of default in addition to or in lieu of those described herein and remedies therefor; (xi) any trustees, authenticating or paying agents, transfer agents or registrars or any other agents with respect to the debt securities; (xii) listing (if any) on a securities exchange; (xiii) whether such debt securities will be certificated or in book-entry form; and (xiv) any other specific terms of the debt securities, including any additional events of default or covenants provided for with respect to debt securities, and any terms that may be required by or advisable under United States laws or regulations.

Debt securities may be presented for exchange, conversion or transfer in the manner, at the places and subject to the restrictions set forth in the debt securities and the prospectus supplement. The Company may charge a reasonable fee for such services, subject to the limitations provided in the indentures.

Debt securities will bear interest at a fixed rate or a floating rate. Debt securities bearing no interest or interest at a rate that, at the time of issuance, is below the prevailing market rate, will be sold at a discount below its stated principal amount. Special United States federal income tax considerations applicable to any such discounted debt securities or to any debt securities issued at par that is treated as having been issued at a discount for United States income tax purposes will be described in the relevant prospectus supplement.

The indentures will not contain any covenant or other specific provision affording protection to holders of the debt securities in the event of a highly leveraged transaction or a change in control of the Company, except to the limited extent described below under “— Consolidation, Merger and Sale of Assets.” The Company’s certificate of incorporation, as amended, also contains other provisions that may prevent or limit a change of control.

Modification and Waiver

Each indenture will provide that modifications and amendments of such indenture may be made by the Company and the applicable trustee, with the consent of the holders of a majority in aggregate principal amount of the outstanding debt securities issued under such indenture that are affected by the modification or amendment voting as one class; provided that no such modification or amendment may, without the consent of the holder of each such debt security affected thereby, among other things: (1) reduce the amount of debt securities whose holders must consent to an amendment; (2) reduce the interest on or change the time for payment of interest on any Security; (3) reduce the Principal of or change the fixed maturity of any Security; (4) reduce the premium payable upon the redemption of any Security or change the time at which any Security may or shall be redeemed; (5) make any Security payable in money other than that stated in the Security; (6) make any change that adversely affects the right to convert any Security; or (7) make any change that adversely affects the preference or priority of the Security. Any amendment or waiver that waives, changes or eliminates any covenant or other provision of the Indenture that has expressly been included solely for the benefit of one or more particular Series, or that modifies the rights of the Holders of Securities of such Series with respect to such covenant or other provision, shall be deemed not to affect the rights under this Indenture of the Holders of Securities of any other Series.

Each indenture will provide that a supplemental indenture that changes or eliminates any covenant or other provision of such indenture that has expressly been included solely for the benefit of one or more particular series of debt securities, or that modifies the rights of the holders of such series with respect to such covenant or other provision, shall be deemed not to affect the rights under such indenture of the holders of debt securities of any other series.

The indenture in the form that will be or has been filed as an exhibit to an amendment to the registration statement of which this prospectus is a part, or as an exhibit to a document filed under the Securities Exchange Act of 1934 and incorporated by reference herein, and each supplemental indenture entered into thereunder, will provide that the Company and the applicable trustee may, without the consent of the holders of any series of debt securities issued thereunder, amend the indentures or enter into supplemental indentures for one or more of the following purposes: (1) to evidence the succession of another corporation to the Company and the assumption by any such successor of the covenants, agreements and obligations of the Company in such indenture and in the debt securities issued thereunder, (2) to cure any ambiguity, defect or inconsistency; (3) to make any change that does not adversely affect the interests of the holders of any series of debt securities issued thereunder; (4) to establish the form and terms of debt securities issued thereunder; (5) to set forth the conversion rights of any series; and (6) to set forth the provisions regarding subordination of any series.

Events of Default

Unless otherwise provided in any prospectus supplement, the following will be events of default under each indenture with respect to each series of debt securities issued thereunder: (1) the Company defaults in the payment of interest on any Security of that Series when the same becomes due and payable and such Default continues for a period of 30 days; (2) the Company defaults in the payment of the principal of any security of that series when the same becomes due and payable at maturity, upon redemption or otherwise; (3) the Company fails to comply with any of its other agreements in the securities of that series or the indenture with respect to that series and such failure continues for the period and after the notice specified in the applicable indenture; (4) the Company pursuant to or within the meaning of any bankruptcy law: (A) commences a voluntary case, (B) consents to the entry of an order for relief against it in an involuntary case, (C) consents to the appointment of a custodian of it or for all or substantially all of its property, or (D) makes a general assignment for the benefit of its creditors; (5) a court of competent jurisdiction enters an order or decree under any bankruptcy law that: (A) is for relief against the Company in an involuntary case, (B) appoints a custodian of the Company or for all or substantially all of its property, or (C) orders the liquidation of the Company, and the order or decree remains unstayed and in effect for 60 days; or (6) an Event of Default provided in the establishing Securities Resolution or supplemental indenture for that Series occurs. Any event of default with respect to particular series of debt securities under the indenture may be waived by the holders of a majority in aggregate principal amount of the outstanding debt securities of such series (voting as a class), except in each case a failure to pay principal or interest on such debt securities or a default in respect of a covenant or provision which cannot be modified or amended without the consent of each holder affected thereby.

The Company will be required to furnish to each trustee annually a statement as to its compliance with all conditions and covenants in the applicable indenture.

Each indenture will contain a provision entitling the applicable trustee to be indemnified by the holders of debt securities before proceeding to exercise any trust or power under such indenture at the request of such holders. Each indenture will provide that the holders of a majority in aggregate principal amount of the then outstanding debt securities of any series may direct the time, method and place of conducting any proceedings for any remedy available to the applicable trustee or of exercising any trust or power conferred upon the applicable trustee with respect to the debt securities of such series; provided, however, that the applicable trustee may decline to follow any such direction if, among other reasons, the applicable trustee determines in good faith that the actions or proceedings as directed may not lawfully be taken, would involve the applicable trustee in personal liability or would be unduly prejudicial to the holders of the debt securities of such series not joining in such direction. The right of a holder to institute a proceeding with respect to the applicable indenture will be subject to certain conditions precedent including, without limitation, that the holders of not less than 25% in aggregate principal amount of the debt securities of such series then outstanding under such indenture make a request upon the applicable trustee to exercise its powers under such indenture, indemnify the applicable trustee and afford the applicable trustee reasonable opportunity to act, but the holder has an absolute right to receipt of the principal of, premium, if any, and interest when due on the debt securities, to require conversion of debt securities if such indenture provides for convertibility at the option of the holder and to institute suit for the enforcement thereof.

Consolidation, Merger and Sale of Assets

Each indenture will provide that the Company may not consolidate with, merge into or sell, convey or lease all or substantially all of its assets to any person unless the Company is the surviving corporation or the successor person is a corporation organized under the laws of any domestic or Canadian jurisdiction and assumes the Company’s obligations on the debt securities issued thereunder, and under such indenture, and after giving effect thereto no event of default, and no event that, after notice or lapse of time or both, would become an event of default shall have occurred and be continuing, and that certain other conditions are met.

Certain Covenants

Payment of Securities.    The Company shall pay the principal of and interest on the securities of any series on the dates and in the manner provided in the securities of such series and the Indenture. Principal and interest shall be considered paid on the date due if the paying agent holds in accordance with the indenture by 11:00 a.m. New York time on that date money sufficient to pay all principal and interest then due and the paying agent is not prohibited from paying such money to the holders of such series on such date pursuant to the terms of this indenture. The Company shall pay interest on overdue Principal of any Series at the rate borne by the Securities of any Series; it shall pay interest on overdue Defaulted Interest at the same rate to the extent lawful.

SEC Reports.    The Company shall file with the Trustee within 15 days after it files them with the SEC copies of the annual reports and of the information, documents, and other reports which the Company is required to file with the SEC pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934. The Company will cause any quarterly and annual reports which it makes available to its stockholders to be mailed to the Holders. The Company will also comply with the other provisions of TIA § 314(a). Delivery of such reports, information and documents to the Trustee is for informational purposes only and the Trustee’s receipt of such shall not constitute notice or constructive notice of any information contained therein or determinable from information contained therein, including the Company’s compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely exclusively on Officers’ Certificates).

Compliance Certificate.    The Company shall deliver to the Trustee, within 105 days after the end of each fiscal year of the Company, a brief certificate signed by the principal executive officer, principal financial officer or principal accounting officer of the Company, as to the signer’s knowledge of the Company’s compliance with all conditions and covenants contained in this Indenture (determined without regard to any period of grace or requirement of notice provided herein).

Notice of Certain Events.    The Company shall give prompt written notice to the Trustee and any Paying Agent with respect to any Series of (i) any Proceeding, (ii) any Default or Event of Default, (iii) any cure or waiver of any Default or Event of Default, and (iv) if and when the Securities of such Series are listed on any stock exchange.

Additional Covenants.    Any additional covenants of the Company with respect to any series of debt securities will be set forth in the prospectus supplement relating thereto.

Conversion Rights

The terms and conditions, if any, upon which the debt securities are convertible into common stock will be set forth in the applicable prospectus supplement relating thereto. Such terms will include the conversion price (or manner of calculation thereof), the conversion period, provisions as to whether conversion will be at the option of the holders or the Company, the events requiring an adjustment of the conversion price and provisions affecting conversion in the event of redemption of such debt securities and any restrictions on conversion.

Discharge, Defeasance and Covenant Defeasance

Each indenture will provide with respect to each series of debt securities issued thereunder that the Company may terminate its obligations under such debt securities of a series and such indenture with respect to debt securities of such series when (1) either (A) all securities theretofore authenticated and delivered (other than (i) securities which have been destroyed, lost or stolen and which have been replaced or paid and (ii) securities for whose payment money has theretofore been deposited in trust or segregated and held in trust by the Company and thereafter repaid to the Company or discharged from such trust) have been delivered to the Trustee for cancellation; or (B) all such securities not theretofore delivered to the trustee for cancellation (i) have become due and payable, or (ii) will become due and payable at their stated maturity within one year, or (iii) are to be called for redemption within one year under arrangements satisfactory to the trustee for the giving of notice of redemption by the trustee in the name, and at the expense, of the Company, and the Company in the case of (i), (ii), and (iii) above, has deposited or caused to be deposited with the Trustee as trust funds in trust for the purpose an amount of money or U.S. Government Obligations sufficient to pay and discharge the entire indebtedness on such Securities not theretofore delivered to the Trustee for cancellation, for Principal and interest to the date of such deposit (in the case of securities which have become due and payable) or to the stated maturity or redemption date, as the case may be; (2) the Company has paid or caused to be paid all other sums payable hereunder by the Company; and (3) the Company has delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that all conditions precedent herein provided for relating to the satisfaction and discharge of this Indenture have been complied with. Thereafter, only the Company’s obligations to compensate and indemnify the applicable trustee and its right to recover excess money held by the applicable trustee shall survive.

Applicable Law

The indentures will provide that the debt securities and the indentures will be governed by and construed in accordance with the laws of the State of New York.

PLAN OF DISTRIBUTION

The securities being offered by this prospectus may be sold by us:

•	through agents;

•	to or through underwriters;

•	through broker-dealers (acting as agent or principal);

•	directly by us to purchasers, through a specific bidding or auction process or otherwise; or

•	through a combination of any such methods of sale.

The distribution of securities may be effected from time to time in one or more transactions, including block transactions and transactions on the New York Stock Exchange or any other organized market where the securities may be traded. The securities may be sold at a fixed price or prices, which may be changed, or at market prices prevailing at the time of sale, at prices relating to the prevailing market prices or at negotiated prices. The consideration may be cash or another form negotiated by the parties. Agents, underwriters or broker-dealers may be paid compensation for offering and selling the securities. That compensation may be in the form of discounts, concessions or commissions to be received from us or from the purchasers of the securities. Dealers and agents participating in the distribution of the securities may be deemed to be underwriters, and compensation received by them on resale of the securities may be deemed to be underwriting discounts. If such dealers or agents were deemed to be underwriters, they may be subject to statutory liabilities under the Securities Act of 1933.

Agents may from time to time solicit offers to purchase the securities. If required, we will name in the applicable prospectus supplement any agent involved in the offer or sale of the securities and set forth any compensation payable to the agent. Unless otherwise indicated in the prospectus supplement, any agent will be acting on a best efforts basis for the period of its appointment. Any agent selling the securities covered by this prospectus may be deemed to be an underwriter, as that term is defined in the Securities Act of 1933, of the securities.

If underwriters are used in a sale, securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale, or under delayed delivery contracts or other contractual commitments. Securities may be offered to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more firms acting as underwriters. If an underwriter or underwriters are used in the sale of securities, an underwriting agreement will be executed with the underwriter or underwriters at the time an agreement for the sale is reached. The applicable prospectus supplement will set forth the managing underwriter or underwriters, as well as any other underwriter or underwriters, with respect to a particular underwritten offering of securities, and will set forth the terms of the transactions, including compensation of the underwriters and dealers and the public offering price, if applicable. The prospectus and prospectus supplement will be used by the underwriters to resell the securities.

If a dealer is used in the sale of the securities, we, or an underwriter will sell the securities to the dealer, as principal. The dealer may then resell the securities to the public at varying prices to be determined by the dealer at the time of resale. To the extent required, we will set forth in the prospectus supplement the name of the dealer and the terms of the transactions.

We may directly solicit offers to purchase the securities and we may make sales of securities directly to institutional investors or others. These persons may be deemed to be underwriters within the meaning of the Securities Act of 1933 with respect to any resale of the securities. To the extent required, the prospectus supplement will describe the terms of any such sales, including the terms of any bidding or auction process, if used.

Agents, underwriters and dealers may be entitled under agreements which may be entered into with us to indemnification by us against specified liabilities, including liabilities incurred under the Securities Act of 1933, or to contribution by us to payments they may be required to make in respect of such liabilities. If required, the prospectus supplement will describe the terms and conditions of such indemnification or contribution. Some of the agents, underwriters or dealers, or their affiliates may be customers of, engage in transactions with or perform services for us or our subsidiaries in the ordinary course of business.

Under the securities laws of some states, the securities offered by this prospectus may be sold in those states only through registered or licensed brokers or dealers.

Any person participating in the distribution of common stock registered under the registration statement that includes this prospectus will be subject to applicable provisions of the Securities Exchange Act of 1934, and the applicable SEC rules and regulations, including, among others, Regulation M, which may limit the timing of purchases and sales of any of our common stock by any such person. Furthermore, Regulation M may restrict the ability of any person engaged in the distribution of our common stock to engage in market-making activities with respect to our common stock. These restrictions may affect the marketability of our common stock and the ability of any person or entity to engage in market-making activities with respect to our common stock.

Certain persons participating in an offering may engage in over-allotment, stabilizing transactions, short-covering transactions and penalty bids in accordance with Regulation M under the Securities Exchange Act of 1934 that stabilize, maintain or otherwise affect the price of the offered securities. For a description of these activities, see the information under the heading “Underwriting” in the applicable prospectus supplement.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public from the SEC’s web site at http://www.sec.gov. You may also read and copy any document we file with the SEC at the SEC’s public reference room located at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information regarding the public reference room. In addition, our common stock is listed and traded on the New York Stock Exchange. You may also inspect the information we file with the SEC at the offices of the NYSE at 20 Broad Street, New York, New York 10005. Information about us, including our SEC filings, is also available through our web site at http://www.hecla-mining.com. However, information on our web site is not incorporated into this prospectus or our other SEC filings and is not a part of this prospectus or those filings.

This prospectus is part of a registration statement filed by us with the SEC. The exhibits to our registration statement or to documents filed under the Securities Exchange Act of 1934 and incorporated by reference herein contain the full text of certain contracts and other important documents we have summarized in this prospectus. Since these summaries may not contain all the information that you may find important in deciding whether to purchase the securities we may offer, you should review the full text of these documents. The registration statement and the exhibits can be obtained from the SEC as indicated above, or from us.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate by reference” the information we file with the SEC. This means that we can disclose important information to you by referring you to another filed document. Any information referred to in this way is considered part of this prospectus from the date we file that document. Any reports filed by us with the SEC after the date of this prospectus and before the date that the offering of the securities by means of this prospectus is terminated will automatically update and, where applicable, supersede any information contained in this prospectus or incorporated by reference in this prospectus. Accordingly, we incorporate by reference the following documents or information filed with the SEC:

•	Annual Report on Form 10-K for the fiscal year ended December 31, 2006, which we filed with the SEC on March 16, 2007;

•	Quarterly Reports on Form 10-Q for the quarters ended March 31, 2007 and June 30, 2007, which we filed with the SEC on May 9, 2007 and August 8, 2007;

•	Current Reports on Form 8-K, which we filed with the SEC on February 21, 2007 (with respect to Items 1.01 and 9.01 of Form 8-K only), March 19, 2007, and April 20, 2007;

•	The description of our capital stock contained in our Form 8-B filed with the SEC on May 6, 1983; and

•

All documents filed by us in accordance with Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 on or after the date of this prospectus and before the termination of an offering under this prospectus, other than documents or information deemed furnished and not filed in accordance with SEC rules.

We will provide to each person, including any beneficial owner, to whom a copy of this prospectus has been delivered, without charge, upon the written or oral request of such person, a copy of any or all of the documents which are incorporated by reference into this prospectus, other than exhibits to such documents, unless such exhibits are specifically incorporated by reference into the information that this prospectus incorporates. You should direct requests for such copies to:

Hecla Mining Company

6500 North Mineral Drive

Suite 200

Coeur d’Alene, Idaho 83815

Attention: Investor Relations

Telephone (208) 769-4100

LEGAL MATTERS

Unless otherwise specified in a prospectus supplement accompanying this prospectus, Bell, Boyd & Lloyd LLP, Chicago, Illinois, will pass upon certain legal matters for us in connection with the securities offered by this prospectus.

EXPERTS

The financial statements and management’s report on the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control Over Financial Reporting) incorporated in this Prospectus by reference to our Annual Report on Form 10-K for the fiscal year ended December 31, 2006 have been so included in reliance upon the report of BDO Seidman, LLP, an independent registered public accounting firm, given on the authority of said firm as experts in accounting and auditing.

The financial statements of Greens Creek Joint Venture for the fiscal years ended December 31, 2004 and 2005 included in our Annual Report on Form 10-K (not presented separately) for the fiscal year ended December 31, 2006 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

1,750,000 Shares

6.5% Mandatory Convertible Preferred Stock

PROSPECTUS SUPPLEMENT

Merrill Lynch & Co.	JPMorgan

BMO Capital Markets

CIBC World Markets

Macquarie Capital Markets North America Ltd.

RBC Capital Markets

Scotia Capital

December 12, 2007